UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

MULLEN AUTOMOTIVE INC.

(Name of registrant as specified in its charter)

N/A

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

MULLEN AUTOMOTIVE INC.
1405 Pioneer Street
Brea, California 92821

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on July 15, 2025
9:30 A.M. (Eastern Time)

To Our Stockholders:

You are cordially invited to attend the Special Meeting of Stockholders (the “Special Meeting”) of MULLEN AUTOMOTIVE INC. (“Mullen,” “we,” “our,” “us,” or the “Company”), a Delaware corporation, to be held on July 15, 2025 at 9:30 a.m. Eastern Time, in a virtual meeting format. You will be able to attend the meeting and vote online during the Special Meeting by accessing [www.virtualshareholdermeeting.com/MULN2025SM3] and follow the instructions provided to you with these proxy materials. The Special Meeting includes a proposal to approve a reverse stock split as described below.

The Company will effect a reverse stock split ONLY to the extent that it is necessary to maintain compliance with the continued listing requirements of The Nasdaq Capital Market. The Company currently complies with the Bid Price Rule and there are currently NO plans to effect a reverse stock split.

AS OF THE DATE OF THIS PROXY, THE COMPANY HAS NOT RECEIVED

A DEFICIENCY NOTICE REGARDING THE BID PRICE RULE

FROM THE LISTING QUALIFICATIONS STAFF OF NASDAQ.

Nasdaq Listing Rule 5550(a)(2) requires listed companies to maintain a minimum bid price of at least $1.00 per share (the “Bid Price Rule”) and failure to meet the continued listing requirement for the Bid Price Rule is determined to exist only if the deficiency continues for a period of 30 consecutive business days. Even if our stock were to close below the Bid Price Rule, in order to fail to meet the continued listing requirement for the Bid Price Rule, it must close below $1.00 for 30 consecutive business days. For example, this means that if our stock price has a minimum bid price below $1.00 for four consecutive business days and then on the fifth consecutive business day it closes at or above $1.00, the stock would continue to be in compliance with the Bid Price Rule and the 30 consecutive business day period would start over again with “day 1” only if the minimum bid price closes below $1.00.

The Special Meeting of stockholders is being held for the following purposes:

(1)	Proposal 1 - To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of common stock pursuant to senior secured convertible notes and related warrants, and any future adjustments of the conversion price of the notes and exercise price of the warrants, purchased pursuant to the $1.6M Securities Purchase Agreement, including additional investment rights, in excess of the 19.99% share cap contained therein;

(2)	Proposal 2 - To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of common stock pursuant to senior secured convertible notes and related warrants, and any future adjustments of the conversion price of the notes and exercise price of the warrants, purchased pursuant to the $11M Securities Purchase Agreement, including additional investment rights, in excess of the 19.99% share cap contained therein;

(3)	Proposal 3 - To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of common stock pursuant to senior secured convertible notes and related warrants, and any future adjustments of the conversion price of the notes and exercise price of the warrants, purchased pursuant to the $2.8M Securities Purchase Agreement, including additional investment rights, in excess of the 19.99% share cap contained therein;

(4)	Proposal 4 - To approve an amendment of the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s outstanding common stock at an exchange ratio between 1-for-2 to 1-for-250, as determined by the Company’s Board of Directors;

(5)	Proposal 5 - To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of up to $20 million of shares of common stock pursuant to the exemption from registration set forth in Section 3(a)(10) of the Securities Act;

(6)	Proposal 6 - To approve an amendment to the 2022 Equity Incentive Plan for the adoption of an automatic quarterly increase in the shares of common stock available for issuance under the 2022 Plan;

(7)

Proposal 7 - To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of common stock upon exercise of Additional Warrants, as amended by Amendment No. 1 to the Securities Purchase Agreement dated May 14, 2024; and

(8)	Proposal 8 - To approve the adjournment of the Special Meeting from time to time, to a later date or dates, if necessary or appropriate, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing proposal, in the event the Company does not receive the requisite stockholder vote to approve such proposal or establish a quorum.

The Board of Directors has fixed the close of business on June 16, 2025 as the record date for the Special Meeting and only holders of shares of record at that time will be entitled to vote and participate at the Special Meeting and any postponements, adjournments or continuations thereof. A list of stockholders will be available at our offices at 1405 Pioneer Street, Brea, CA 92821 for a period of at least 10 days prior to the Special Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Special Stockholder Meeting to Be Held on July 15, 2025: The Special Meeting Proxy Statement is available at www.proxyvote.com

You are cordially invited to attend the Special Meeting. However, if you do not expect to attend or if you plan to attend but desire the proxy holders to vote your shares, please promptly date and sign your proxy card and return it in the enclosed postage paid envelope or you may also instruct the voting of your shares over the Internet or by telephone by following the instructions on your proxy card. Voting by written proxy, over the Internet, or by telephone will not affect your right to vote in person in the event you find it convenient to attend.

If you have any questions or need assistance voting your shares, please contact our proxy solicitor:

Kingsdale Advisors

North American Toll-Free Phone Number: +1-855-746-6002

Email: contactus@kingsdaleadvisors.com

Call Collect or Text Outside North America: +1-646-741-5795

By order of the Board of Directors

David Michery
Date: , 2025	Chief Executive Officer

MULLEN AUTOMOTIVE INC.
1405 PIONEER STREET
BREA, CALIFORNIA 92821

PROXY STATEMENT

FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
July 15, 2025 AT 9:30 A.M. (EASTERN TIME)

Date, Time and Place of the Special Meeting

This proxy statement is being furnished by Mullen Automotive Inc., a Delaware corporation (the “Company,” “Mullen” or “We”), in connection with the special meeting (the “Special Meeting”) of stockholders to be held on July 15, 2025, at 9:30 a.m. (Eastern Time) in a virtual meeting format at [www.virtualshareholdermeeting.com/MULN2025SM3].

The Special Meeting includes a proposal to approve a reverse stock split as described below.

The Company will effect a reverse stock split ONLY to the extent that it is necessary to maintain compliance with the continued listing requirements of The Nasdaq Capital Market. The Company currently complies with the Bid Price Rule and there are currently NO plans to effect a reverse stock split.

AS OF THE DATE OF THIS PROXY, THE COMPANY HAS NOT RECEIVED

A DEFICIENCY NOTICE REGARDING THE BID PRICE RULE

FROM THE LISTING QUALIFICATIONS STAFF OF NASDAQ.

We anticipate that this proxy statement, the Notice of Special Meeting of Stockholders and form of proxy card will be mailed to our stockholders commencing on or about June 24, 2025.

Purpose of the Special Meeting

The purpose of the Special Meeting is to seek stockholder approval of the following proposals:

(1)	Proposal 2 - To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of common stock pursuant to senior secured convertible notes and related warrants, and any future adjustments of the conversion price of the notes and exercise price of the warrants, purchased pursuant to the $1.6M Securities Purchase Agreement, including additional investment rights, in excess of the 19.99% share cap contained therein (such proposal, the “$1.6M Securities Purchase Agreement Proposal”);

(2)	Proposal 3 - To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of common stock pursuant to senior secured convertible notes and related warrants, and any future adjustments of the conversion price of the notes and exercise price of the warrants, purchased pursuant to the $11M Securities Purchase Agreement, including additional investment rights, in excess of the 19.99% share cap contained therein (such proposal, the “$11M Securities Purchase Agreement Proposal”);

(3)	Proposal 4 - To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of common stock pursuant to senior secured convertible notes and related warrants, and any future adjustments of the conversion price of the notes and exercise price of the warrants, purchased pursuant to the $2.8M Securities Purchase Agreement, including additional investment rights, in excess of the 19.99% share cap contained therein (such proposal, the “$2.8M Securities Purchase Agreement Proposal”);

(4)	Proposal 4 - To approve an amendment of the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s outstanding common stock at an exchange ratio between 1-for-2 to 1-for-250 (the “Reverse Stock Split”), as determined by the Company’s Board of Directors (such proposal, the “Reverse Stock Split Proposal”);

(5)	Proposal 5 - To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of up to $20 million of shares of common stock pursuant to the exemption from registration set forth in Section 3(a)(10) of the Securities Act (the “3(a)(10) Proposal”);

(6)	Proposal 6 - To approve an amendment to the 2022 Plan for the adoption of an automatic quarterly increase in the shares of common stock available for issuance under the 2022 Plan (the “2022 Plan Amendment Proposal”);

(7)

Proposal 7 - To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of common stock upon exercise of Additional Warrants, as amended by Amendment No. 1 to the Securities Purchase Agreement dated May 14, 2024 (the “Additional Warrants Amendment Proposal”); and

(8)	Proposal 8 - To approve the adjournment of the Special Meeting from time to time, to a later date or dates, if necessary or appropriate, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing proposal, in the event the Company does not receive the requisite stockholder vote to approve such proposal or establish a quorum (such proposal, the “Adjournment Proposal”).

Internet Availability of Proxy Materials

We are providing our proxy materials using the full set delivery option pursuant to Rule 14a-16(n) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition to delivery of proxy materials to stockholders, the Company must post all proxy materials on a publicly-accessible website and provide information to stockholders about how to access the website. Our proxy materials are also available at www.proxyvote.com.

Solicitation of Proxies

Our board of directors (the “Board”) is soliciting the enclosed proxy. We will bear the cost of this solicitation of proxies. Solicitations will be made by mail. We have retained Kingsdale Shareholder Services U.S., Inc. (“Kingsdale”) to assist in the solicitation of proxies for a fee of approximately $13,500, plus reimbursement of related expenses. In addition to solicitation by mail and by Kingsdale, our directors, officers and employees may solicit proxies on behalf of the Company, without additional compensation, by telephone, facsimile, mail, on the Internet or in person. We may reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of our stock.

Voting Requirements & Procedures

Your vote is important. If you hold your shares as a record holder, your shares can be voted at the Special Meeting only if you are present in person at the Special Meeting or your shares are represented by proxy. Even if you plan to attend the Special Meeting, we urge you to vote by proxy in advance. You may vote your shares by using one of the following methods in advance of the Special Meeting:

(1)	you may vote by mail by marking your proxy card, and then date, sign and return it in the postage-paid envelope provided; or

(2)	you may vote electronically by accessing the website located at www.proxyvote.com and following the on-screen instructions; or

(3)	you may vote by using a telephone at 1(800) 690-6903 and following the voting instructions.

Please have your proxy card in hand when going online. If you instruct the voting of your shares electronically or by telephone, you do not need to return your proxy card.

If you hold your shares beneficially in “street name” through a nominee (such as a bank or stock broker), then the proxy materials are being forwarded to you by the nominee and you may be able to vote by the Internet as well as by mail based on the instructions you receive from your nominee. You should follow the instructions you receive from your nominee to vote these shares in accordance with the voting instructions you receive from your nominee. If you are a stockholder who owns shares through a broker and you intend to vote at the Special Meeting, you must obtain a legal proxy from the bank, broker or other holder of record of your shares to be entitled to vote those shares in person at the Special Meeting.

Record Date; Voting

Only holders of record of our common stock, par value $0.001 per share (“common stock”), our Series A Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), Series B Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”), Series C Preferred Stock, par value $0.001 per share (“Series C Preferred Stock”) and Series E Preferred Stock, par value $0.001 per share (“Series E Preferred Stock,” collectively, the “Preferred Stock”), at the close of business on June 16, 2025 (the “Record Date”) are entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. Stockholders may not cumulate their votes.

As of the Record Date, the following shares were issued and outstanding with the number of votes indicated:

Class	Number of Shares	Votes/Share	Number of Votes
Common Stock	[2,884,458]	One/share	[2,884,458]
Series A Preferred Stock	648	One/share	648
Series B Preferred Stock	0	One/share voting on an as-converted basis	0
Series C Preferred Stock	458	One/share voting on an as-converted basis	1
Series E Preferred Stock	0	10/share voting on an as-converted basis	0

Common Stock. Holders of our common stock are entitled to one vote for each share of common stock held of record at the close of business on the Record Date.

Series A Preferred Stock. Holders of our Series A Preferred Stock are entitled to one vote for each share of Series A Preferred Stock held of record on the Record Date.

Series B Preferred Stock and C Preferred Stock. Holders of our Series B Preferred Stock and our Series C Preferred Stock are entitled to one vote for each share of common stock into which such Series B Preferred Stock and/or Series C Preferred Stock, as applicable, may be converted on the Record Date, and each holder thereof is entitled to vote with the common stock on such as-converted-to-common-stock basis. There are no shares of Series B Preferred outstanding as of the Record Date.

Series D Preferred Stock. Holders of our Series D Preferred Stock, par value $0.001 per share (“Series D Preferred Stock”), have no voting rights except a majority of the outstanding Series D Preferred Stock, voting separately, is required for approval of the authorization or issuance of an equity security having a preference over the Series D Preferred Stock, amendment of the Company’s Certificate of Incorporation or bylaws that adversely affect the rights of the Series D Preferred Stock, merger or consolidation of the Company, or dissolution, liquidation or bankruptcy, as set forth in Section 8 of the Certificate of Designation for Series D Preferred Stock. To the extent the holder of a share of Series D Preferred Stock is entitled to vote on a matter pursuant to Section 8, then the holder of each share of Series D Preferred Stock has the right to one vote for each share.

Series E Preferred Stock. Holders of our Series E Preferred Stock are entitled to vote with the common stock on an as-converted-to-common stock basis and each share of Series E Preferred Stock held of record on the Record Date is convertible into 10 shares of common stock. There are no shares of Series E Preferred outstanding as of the Record Date.

Quorum

Pursuant to our bylaws, the presence, in person or by proxy, of holders of at least 33 1/3% of our outstanding capital stock entitled to vote at the Special Meeting will constitute a quorum for the transaction of business. Abstentions and broker non-votes will be considered present and entitled to vote for the purpose of determining the presence of a quorum. If a quorum is not present at the Special Meeting, we expect that the meeting will be adjourned to solicit additional proxies. If you are a stockholder of record, your shares will be counted towards the quorum only if you submit a valid proxy or vote in person at the Special Meeting.

Counting of Votes

If a proxy in the accompanying form is duly executed and returned, the shares represented by the proxy will be voted as directed. All properly executed proxies delivered pursuant to this solicitation, and not revoked, will be voted at the Special Meeting in accordance with the directions given. If you sign and return your proxy card without giving specific voting instructions, your shares will be voted as follows:

(1)	FOR the $1.6M Securities Purchase Agreement Proposal;

(2)	FOR the $11M Securities Purchase Agreement Proposal;

(3)	FOR the $2.8M Securities Purchase Agreement Proposal;

(4)	FOR the Reverse Stock Split Proposal;

(5)	FOR the 3(a)(10) Proposal;

(6)	FOR the 2022 Plan Amendment Proposal;

(7)	FOR the Additional Warrants Amendment Proposal; and

(8)	FOR the Adjournment Proposal.

Representatives of Broadridge Financial Solutions will assist us in the tabulation of the votes.

Abstentions and Broker Non-Votes

An abstention is (i) the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote, or (ii) selecting, or authoring a proxy holder to select, “abstain” with respect to a proposal on a ballot submitted at the Special Meeting. A broker “non-vote” occurs when a proxy submitted by a broker that does not indicate a vote for some or all of the proposals because the broker does not have discretionary voting authority on certain types of proposals that are non-routine matters and has not received instructions from its customer regarding how to vote on a particular proposal. Brokers that hold shares of common stock in “street name” for customers that are the beneficial owners of those shares may generally vote on routine matters. However, brokers generally do not have discretionary voting power (i.e., they cannot vote) on non-routine matters without specific instructions from their customers. Proposals are determined to be routine or non-routine matters based on the rules of the various regional and national exchanges of which the brokerage firm is a member.

Refer to each proposal for a discussion of the effect of abstentions and broker non-votes.

Revocability of Proxy

Any proxy given may be revoked at any time prior to its exercise by notifying the Secretary of Mullen Automotive Inc. in writing of such revocation, by duly executing and delivering another proxy bearing a later date (including an Internet or telephone vote), or by attending the Special Meeting and voting in person.

Interest of Executive Officers and Directors

None of the Company’s executive officers or directors has any interest, except to the extent of their ownership of shares of our common stock or securities exercisable or convertible into shares of common stock, in any of the matters to be acted upon at the Special Meeting.

Householding

“Householding” is a program, approved by the Securities and Exchange Commission (the “SEC”), which allows companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering only one package of stockholder proxy materials to any household at which two or more stockholders reside. If you and other residents at your mailing address own shares of our common stock in street name, your broker or bank may have notified you that your household will receive only one copy of our proxy materials. Once you have received notice from your broker that they will be “householding” materials to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account. If you hold shares of our common stock in your own name as a holder of record, “householding” will not apply to your shares.

Adjournment of Special Meeting

If a quorum is not present or represented, our bylaws permit the stockholders present in person or represented by proxy to adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. We may also adjourn to another time or place (whether or not a quorum is present). Notice need not be given of the adjourned meeting if the time, place, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, are announced at the Special Meeting at which the adjournment is taken or are displayed, during the time scheduled for the Special Meeting, on the Special Meeting website (that is, the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication). At the adjourned meeting, the Company may transact any business which might have been transacted at the Special Meeting. If the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting.

PROPOSAL 1

THE $1.6M SPA PROPOSAL

APPROVAL, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(d), THE ISSUANCE OF SHARES OF COMMON STOCK PURSUANT TO SENIOR SECURED CONVERTIBLE NOTES AND RELATED WARRANTS, AND ANY FUTURE ADJUSTMENTS OF THE CONVERSION PRICE OF THE NOTES AND EXERCISE PRICE OF THE WARRANTS, PURCHASED PURSUANT TO THE $1.6M SECURITIES PURCHASE AGREEMENT, INCLUDING ADDITIONAL INVESTMENT RIGHTS, IN EXCESS OF THE 19.99% SHARE CAP CONTAINED THEREIN

The information set forth in this Proposal 1 is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, dated May 16, 2025, between the Company and a certain investor (the “$1.6M Securities Purchase Agreement”) and the forms of Note and Warrant, attached as Exhibits 10.2, 10.2(a), and 10.2(b), respectively, to our Current Report on Form 8-K, filed with the SEC on May 22, 2025. Stockholders are urged to carefully read these documents.

General

On May 16, 2025, the Company entered into the $1.6M Securities Purchase Agreement pursuant to which, upon the terms and subject to the conditions contained therein, a certain investor agreed to purchase upon execution an aggregate principal amount of approximately $1.6 million of 5% Original Issue Discount Secured Notes (the “$1.6M Notes”) convertible into shares of common stock and five-year warrants exercisable for shares of common stock (the “$1.6M Warrants”). Currently, such $1.6M Warrants are exercisable on a cash basis of $15.00 (as adjusted) per share for an aggregate of 210,527 shares of common stock, subject to further adjustment.

Furthermore, pursuant to the terms of the $1.6M Securities Purchase Agreement, for a period beginning on May 16, 2025 and ending on the one year anniversary from the later of (i) the date a registration statement covering all registrable securities is declared effective or (ii) the date the Company has obtained stockholder approval, the investor has investment rights to purchase from time to time additional $1.6M Notes in the aggregate principal amount of up to approximately $4.7 million and related $1.6M Warrants on the same terms and conditions as the $1.6M Notes and $1.6M Warrants (the “$1.6M Additional Investment Right”).

This Proposal seeks approval of the issuance of shares of common stock pursuant to the conversion of $1.6M Notes and exercise of $1.6M Warrants, and any future adjustments of the conversion price of the $1.6M Notes and exercise price of the $1.6M Warrants, purchased pursuant to the $1.6M Securities Purchase Agreement, including the $1.6M Additional Investment Right, in excess of the 19.99% share cap contained therein.

During the period commencing on the execution date and ending on the date immediately following the 90th day after the latest of: (i) the execution date, (ii) the date on which a registration statement (or registration statements) registering for resale all registrable securities has been declared effective by the SEC and (iii) the date on which stockholder approval is obtained (the “Restricted Period”), the Company has agreed, with certain exceptions, not to directly or indirectly issue, offer, sell, or otherwise dispose of (or make any announcement) any equity security or any equity-linked or related security, any convertible securities, debt (with or related to equity), any preferred stock or any purchase rights. The Company also agreed not to enter into any fundamental, transaction, such as a merger, sale of more than 50% of the outstanding voting shares, sale of substantially all assets, or business combination, unless the successor entity assumes all of the obligations of the Company under the $1.6M Notes and $1.6M Warrants and the other transaction documents.

The $1.6M Notes and $1.6M Warrants are not convertible by a holder to the extent that the holder or any of its affiliates would beneficially own in excess of 9.9% of the common stock. Plus, the $1.6M Notes and $1.6M Warrants are not convertible to the extent the aggregate number of shares of common stock issued in connection with the conversion of all $1.6M Notes and $1.6M Warrants at any time exceeds 19.9% of the total number of shares of common stock outstanding or of the voting power of the common stock outstanding as of the date of execution of the $1.6M Securities Purchase Agreement, unless the Company obtains stockholder approval in compliance with Nasdaq Listing Rule 5635(d).

Description of the $1.6M Notes

The $1.6M Notes accrue interest at a rate of 15% per annum, have an original issue discount of 5% and mature four months from the date of issuance. As security for payment of the amounts due and payable under the $1.6M Notes, the Company granted a continuing security interest in all of its right, title and interest in, its assets, whether owned, existing, acquired or arising and wherever located.

The outstanding principal and accrued but unpaid interest on the $1.6M Notes may be converted by the holder into shares of common stock at the lower of (i) $0.15 (subject to adjustment, and currently, as adjusted, $15.00), (ii) 95% of the closing sale price of the common stock on the date that the registration statement is declared effective, or (iii) 95% of the lowest daily volume weighted average price in the five trading days prior to such conversion date, provided, that the conversion price will not be less than $0.03 per share, not subject to adjustment.

Upon any event of default, the interest rate of the $1.6M Notes automatically increases to 20% per annum. An event of default includes the following:

●	failure to obtain stockholder approval by within 45 calendar days after the closing date for the closing;

●	failure to maintain sufficient reserves of authorized and unissued common stock to redeem 250% of the maximum number of shares issuable upon conversion of all the $1.6M Notes then outstanding;

●	failure to maintain a transfer agent that participates in the DTC Fast Automated Securities Transfer Program;

●	failure to timely deliver the shares upon conversion of the $1.6M Note for a period of five business days;

●	failure to pay to the holder any amount due under the $1.6M Note or any other related transaction document;

●	failure to remove within five business days any restrictive legend from issued upon conversion or exercise of any securities acquired by the holder under the $1.6M Securities Purchase Agreement;

●	the occurrence of any default under or acceleration prior to maturity of any indebtedness (with certain exclusions) in an aggregate amount in excess of $300,000, subject to any cure or grace period provided, or a payment default under any such indebtedness, if such default remains uncured for a period of 10 consecutive trading days;

●	bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings instituted by or against the Company, which have not been dismissed within 30 days;

●	the commencement by the Company of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any person to commence a UCC foreclosure sale or any other similar action under federal, state or foreign law;

●	the entry by a court of (A) a decree, order, judgment or other similar document in respect of the Company of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (B) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal, state or foreign law or (C) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of 30 consecutive days;

●	a final judgment, judgments, any arbitration or mediation award or any settlement of any litigation or any other satisfaction of any claim made by any person pursuant to any litigation, with respect to the payment of cash, securities and/or other assets with an aggregate fair value in excess of $300,000 are rendered against, agreed to or otherwise accepted by, the Company and which judgments are not, within 30 days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; provided, that any judgment which is covered by insurance or an indemnity from a credit worthy party will not be included in calculating the $300,000 amount;

●	the Company breaches any representation or warranty when made, or any covenant or other term or condition of the $1.6M Note or any other related transaction document, and, only, in the case of a breach of a covenant or other term or condition that is curable, if such breach remains uncured for a period of 10 consecutive trading days after the delivery by holder of written notice thereof;

●	any provision of the $1.6M Note or any other related transaction document cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company denies in writing that it has any liability or obligation purported to be created under any transaction document; and

●	failure to file annual or quarterly reports within the required periods.

Description of the $1.6M Warrants

In connection with the issuance of the $1.6M Notes, the holders also received 5-year $1.6M Warrants exercisable for 21,052,632 shares of common stock, subject to adjustment. The $1.6M Warrants provide for cashless exercise pursuant to which the holder will receive upon exercise a “net number” of shares of common stock determined according to the following formula:

Net Number = (A x B) / C

For purposes of the foregoing formula:

A =	The total number of shares with respect to which the $1.6M Warrant is then being exercised.

B =	The Black Scholes Value (as described below).

C =	The lower of the two Closing Bid Prices of the common stock in the two days prior the time of such exercise (as such Closing Bid Price is defined therein), but in any event not less than $0.01 (not subject to adjustment).

For purposes of the cashless exercise, “Black Scholes Value” means the Black Scholes value of an option for one share of common stock at the date of the applicable cashless exercise, as such Black Scholes value is determined, calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the Exercise Price, as adjusted, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate, (iii) a strike price equal to the Exercise Price in effect at the time of the applicable Cashless Exercise, (iv) an expected volatility equal to 135%, and (v) a deemed remaining term of the $1.6M Warrant of five years (regardless of the actual remaining term of the $1.6M Warrant).

The Company will have the option to require the holders to exercise the $1.6M Warrants for cash, if, at any time, the following conditions are met: (i) the registration statement covering the securities has been declared effective is effective and available for the resale of the securities and no stop-order has been issued nor has the SEC suspended or withdrawn the effectiveness of the registration statement; (ii) the Company is not in violation of any of the rules, regulations or requirements of, and has no knowledge of any facts or circumstances that could reasonably lead to suspension in the foreseeable future on, the principal market; and (iii) the VWAP for each trading day during the 10 trading day period immediately preceding the date on which the Company elects to exercise this option is 250% above the exercise price.

Conversion of the $1.6M Notes; Exercise of the $1.6M Warrants

The Company is required to reserve out of authorized and unissued shares a number of shares of common stock equal to 250% of the maximum number of shares of common stock that are issuable upon conversion of the $1.6M Notes and exercise of the $1.6M Warrants. If the Company fails to timely deliver shares upon conversion of the $1.6M Notes or exercise of the $1.6M Warrants, the Company will be required to either (A) pay the holder in cash for each trading day on which shares are not delivered 5% of the product of the number of shares not so issued multiplied by the closing sale price of the common stock on the trading day immediately preceding the required delivery date, or (B) if the holder purchases shares of common stock in anticipation of delivery of shares upon conversion of the $1.6M Note or exercise of the $1.6M Warrant, as applicable, cash in an amount equal to holder’s total purchase price of such shares.

The exercise price and number of shares issuable upon conversion of the $1.6M Notes or exercise of the $1.6M Warrants, as applicable, will further be adjusted upon the occurrence of certain events and holders will be allowed to participate in certain issuances and distributions (subject to certain limitations and restrictions), including certain stock dividends and splits, dilutive issuances of additional common stock, and dilutive issuances of, or changes in option price or rate of conversion of, options or convertible securities, as well as the issuance of purchase rights or distributions of assets.

If, during the Restricted Period, the Company effects a subsequent financing, including the issuance of options and convertible securities, any common stock, issued or sold or deemed to have been issued or sold for a consideration per share less than a price equal to the current conversion price of the $1.6M Notes or exercise price of the $1.6M Warrants (a “Dilutive Issuance”), then immediately after such issuance, the conversion price or exercise price, as applicable, will be reduced (and in no event increased) to the price per share as determined in accordance with the following formula:

EP2 = EP1 x (A + B) / (A + C)

For purposes of the foregoing formula:

A =	The total number of $1.6M Note/ $1.6M Warrant shares with respect to which the $1.6M Note may be converted or the $1.6M Warrant may be exercised.

B =	The total number of shares of common stock that would be issued or issuable under the Dilutive Issuance if issued at a per share equal to EP1.

C =	The total number of shares of common stock actually issued or issuable under the Dilutive Issuance.

EP1 =	The Conversion Price or Exercise Price, as applicable, in effect immediately prior to a Dilutive Issuance.

EP2 =	The Conversion Price or Exercise Price, as applicable, immediately after such Dilutive Issuance; provided, however, that such price shall in no event be less than $0.01 per share of common stock (not subject to adjustment) with respect to the $1.6M Note or $0.01 per share of common stock (not subject to adjustment) with respect to the $1.6M Warrant.

The $1.6M Notes and $1.6M Warrants provide for certain purchase rights whereby if the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of common stock, then the holder will be entitled to acquire such purchase rights which the holder could have acquired if the holder had held the number of shares of common stock acquirable upon complete exercise of the $1.6M Warrant.

Reasons for Requesting Stockholder Approval

Nasdaq Listing Rule 5635(d) requires stockholder approval in connection with a transaction other than a public offering involving the sale or issuance by the issuer of common stock (or securities convertible into or exchangeable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for a price that is less than the lower of: (i) the closing price of the common stock immediately preceding the signing of the binding agreement for the issuance of such securities; or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement for the issuance of such securities.

The potential issuance of the shares of common stock underlying the $1.6M Notes and $1.6M Warrants as well as $1.6M Notes and $1.6M Warrants that may be issued pursuant to the additional investment rights granted pursuant to the $1.6M Securities Purchase Agreement, does not constitute a public offering under the Nasdaq Listing Rules.

The Board has determined that the sale of the $1.6M Notes and $1.6M Warrants pursuant to the $1.6M Securities Purchase Agreement, including the related additional investment rights granted thereunder, and the issuance of shares of common stock pursuant to such $1.6M Notes and $1.6M Warrants, is in the best interests of the Company and its stockholders because of the Company’s need to obtain additional financing.

The issuance of the $1.6M Notes and $1.6M Warrants pursuant to the $1.6M Securities Purchase Agreement, will not affect the rights of the holders of outstanding shares of common stock, but such issuances will have a dilutive effect on the existing stockholders, including the voting power and economic rights of the existing stockholders.

As described above, the $1.6M Notes and $1.6M Warrants contain anti-dilution provisions that may materially increase the number of shares of common stock that are issued by the Company in connection with the conversion of the $1.6M Notes and exercise of the $1.6M Warrants. No assurance can be given that any shares of common stock will be issued upon conversion of the $1.6M Notes and exercise of the $1.6M Warrants, or that additional shares of common stock will not be issued in the event that the number of shares of common stock issuable upon the conversion of the $1.6M Notes and exercise of the $1.6M Warrants does not increase pursuant to the terms of such $1.6M Notes and $1.6M Warrants.

Unlike Nasdaq Rule 5635, which limits the aggregate number of shares of common stock the Company may issue to the investor, the $1.6M Notes and $1.6M Warrants provide a beneficial ownership limitation (as described above) that limits the number of shares the investor may beneficially own at any one time. Consequently, the number of shares of common stock an investor may beneficially own in compliance with the beneficial ownership limitation may increase over time as the number of outstanding shares of common stock increases over time. In addition, the investor may sell some or all of the shares they receive upon conversion of the $1.6M Notes and exercise of the $1.6M Warrants, permitting them to acquire additional shares in compliance with the beneficial ownership limitation.

Possible Effects of Disapproval of this Proposal

Our Board is seeking the approval of our stockholders to authorize our issuance of $1.6M Notes and $1.6M Warrants pursuant to the $1.6M Securities Purchase Agreement, as described above, and shares of common stock pursuant to the $1.6M Notes and $1.6M Warrants. Unless the Company obtains the approval of its stockholders as required by Nasdaq, the Company will be prohibited from issuing additional common stock pursuant to conversion of the $1.6M Notes and exercise of the $1.6M Warrants, if the issuance of such shares of common stock would exceed 19.99% of the Company’s outstanding shares of common stock or otherwise exceed the aggregate number of shares of common stock which the Company may issue without breaching our obligations under the rules and regulations of Nasdaq.

If this Proposal 1 is not approved by our stockholders, we will not be able to issue and sell these securities pursuant to the $1.6M Securities Purchase Agreement, thereby preventing us from raising additional funds. Our ability to successfully implement our business plans and ultimately generate value for our stockholders is dependent on our ability to maximize capital raising opportunities. If we were unsuccessful in raising additional capital, we would be required to curtail our plans to expand our manufacturing and sales capabilities and instead reduce operating expenses, dispose of assets, as well as seek extended terms on our obligations, the effect of which would adversely impact future operating results.

Vote Required; Board of Directors Recommendation

You may vote in favor of or against this proposal or you may abstain from voting. Approval of this Proposal 1 requires the affirmative vote of a majority of the voting power of the outstanding shares of the Company’s common stock, Series A Preferred Stock and Series C Preferred Stock (voting on an as-converted to common stock basis), present in person or represented by proxy at the Special Meeting and entitled to vote thereon, all voting together as a single class, assuming the presence of a quorum. If stockholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board are to be voted on this proposal, such shares will be voted in favor of the approval of this proposal.

Proposal 1 is a non-routine matter. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote on Proposal 1 in order for them to vote your shares so that your vote can be counted. Abstentions will have the same effect as votes “against” the proposal. Broker non-votes will have no effect on the result of the vote, although broker non-votes will be considered present for the purpose of determining the presence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(d), THE ISSUANCE OF SHARES OF COMMON STOCK PURSUANT TO SENIOR SECURED CONVERTIBLE NOTES AND RELATED WARRANTS, AND ANY FUTURE ADJUSTMENTS OF THE CONVERSION PRICE OF THE NOTES AND EXERCISE PRICE OF THE WARRANTS, PURCHASED PURSUANT TO THE $1.6M SECURITIES PURCHASE AGREEMENT, INCLUDING ADDITIONAL INVESTMENT RIGHTS, IN EXCESS OF THE 19.99% SHARE CAP CONTAINED THEREIN

PROPOSAL 2

THE $11M SPA PROPOSAL

APPROVAL, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(d), THE ISSUANCE OF SHARES OF COMMON STOCK PURSUANT TO SENIOR SECURED CONVERTIBLE NOTES AND RELATED WARRANTS, AND ANY FUTURE ADJUSTMENTS OF THE CONVERSION PRICE OF THE NOTES AND EXERCISE PRICE OF THE WARRANTS, PURCHASED PURSUANT TO THE $11M SECURITIES PURCHASE AGREEMENT, INCLUDING ADDITIONAL INVESTMENT RIGHTS, IN EXCESS OF THE 19.99% SHARE CAP CONTAINED THEREIN

The information set forth in this Proposal 2 is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, dated May 29, 2025, between the Company and certain investors (the “$11M Securities Purchase Agreement”) and the forms of Note and Warrant, attached as Exhibits 10.1, 10.1(a), and 10.1(b), respectively, to our Current Report on Form 8-K, filed with the SEC on June 4, 2025. Stockholders are urged to carefully read these documents.

General

On May 29, 2025, the Company entered into the $11M Securities Purchase Agreement pursuant to which, upon the terms and subject to the conditions contained therein, certain investors agreed to purchase upon execution an aggregate principal amount of approximately $11.6 million of 5% Original Issue Discount Secured Notes (the “$11M Notes”) convertible into shares of common stock and five-year warrants exercisable for shares of common stock (the “$11M Warrants”). Currently, such $11M Warrants are exercisable on a cash basis of $14.00 (as adjusted) per share for an aggregate of 1,654,136 shares of common stock, subject to further adjustment.

Furthermore, pursuant to the terms of the $11M Securities Purchase Agreement, for a period beginning on May 29, 2025 and ending on the one year anniversary from the later of (i) the date a registration statement covering all registrable securities is declared effective or (ii) the date the Company has obtained stockholder approval, the investors have investment rights to purchase from time to time additional $11M Notes in the aggregate principal amount of up to approximately $11.6 million and related $11M Warrants on the same terms and conditions as the $11M Notes and $11M Warrants (the “$11M Additional Investment Right”).

This Proposal seeks approval of the issuance of shares of common stock pursuant to the conversion of $11M Notes and exercise of $11M Warrants, and any future adjustments of the conversion price of the $11M Notes and exercise price of the $11M Warrants, purchased pursuant to the $11M Securities Purchase Agreement, including the $11M Additional Investment Right, in excess of the 19.99% share cap contained therein.

During the period commencing on the execution date and ending on the date immediately following the 90th day after the latest of: (i) the execution date, (ii) the date on which a registration statement (or registration statements) registering for resale all registrable securities has been declared effective by the SEC and (iii) the date on which stockholder approval is obtained (the “Restricted Period”), the Company has agreed, with certain exceptions, not to directly or indirectly issue, offer, sell, or otherwise dispose of (or make any announcement) any equity security or any equity-linked or related security, any convertible securities, debt (with or related to equity), any preferred stock or any purchase rights. The Company also agreed not to enter into any fundamental, transaction, such as a merger, sale of more than 50% of the outstanding voting shares, sale of substantially all assets, or business combination, unless the successor entity assumes all of the obligations of the Company under the $11M Notes and $11M Warrants and the other transaction documents.

The $11M Notes and $11M Warrants are not convertible by a holder to the extent that the holder or any of its affiliates would beneficially own in excess of 9.9% of the common stock. Plus, the $11M Notes and $11M Warrants are not convertible to the extent the aggregate number of shares of common stock issued in connection with the conversion of all $11M Notes and $11M Warrants at any time exceeds 19.9% of the total number of shares of common stock outstanding or of the voting power of the common stock outstanding as of the date of execution of the $11M Securities Purchase Agreement, unless the Company obtains stockholder approval in compliance with Nasdaq Listing Rule 5635(d).

Description of the $11M Notes

The $11M Notes accrue interest at a rate of 15% per annum, have an original issue discount of 5% and mature four months from the date of issuance. As security for payment of the amounts due and payable under the $11M Notes, the Company granted a continuing security interest in all of its right, title and interest in, its assets, whether owned, existing, acquired or arising and wherever located.

The outstanding principal and accrued but unpaid interest on the $11M Notes may be converted by the holder into shares of common stock at the lower of (i) $0.14 (subject to adjustment, and currently, as adjusted, $14.00), (ii) 95% of the closing sale price of the common stock on the date that the registration statement is declared effective, or (iii) 95% of the lowest daily volume weighted average price in the five trading days prior to such conversion date, provided, that the conversion price will not be less than $0.03 per share, not subject to adjustment.

Upon any event of default, the interest rate of the $11M Notes automatically increases to 20% per annum. An event of default includes the following:

●	failure to obtain stockholder approval by within 40 calendar days after the closing date for the closing;

●	failure to maintain sufficient reserves of authorized and unissued common stock to redeem 250% of the maximum number of shares issuable upon conversion of all the $11M Notes then outstanding;

●	failure to maintain a transfer agent that participates in the DTC Fast Automated Securities Transfer Program;

●	failure to timely deliver the shares upon conversion of the $11M Note for a period of five business days;

●	failure to pay to the holder any amount due under the $11M Note or any other related transaction document;

●	failure to remove within five business days any restrictive legend from issued upon conversion or exercise of any securities acquired by the holder under the $11M Securities Purchase Agreement;

●	the occurrence of any default under or acceleration prior to maturity of any indebtedness (with certain exclusions) in an aggregate amount in excess of $300,000, subject to any cure or grace period provided, or a payment default under any such indebtedness, if such default remains uncured for a period of 10 consecutive trading days;

●	bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings instituted by or against the Company, which have not been dismissed within 30 days;

●	the commencement by the Company of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any person to commence a UCC foreclosure sale or any other similar action under federal, state or foreign law;

●	the entry by a court of (A) a decree, order, judgment or other similar document in respect of the Company of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (B) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal, state or foreign law or (C) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of 30 consecutive days;

●	a final judgment, judgments, any arbitration or mediation award or any settlement of any litigation or any other satisfaction of any claim made by any person pursuant to any litigation, with respect to the payment of cash, securities and/or other assets with an aggregate fair value in excess of $300,000 are rendered against, agreed to or otherwise accepted by, the Company and which judgments are not, within 30 days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; provided, that any judgment which is covered by insurance or an indemnity from a credit worthy party will not be included in calculating the $300,000 amount;

●	the Company breaches any representation or warranty when made, or any covenant or other term or condition of the $11M Note or any other related transaction document, and, only, in the case of a breach of a covenant or other term or condition that is curable, if such breach remains uncured for a period of 10 consecutive trading days after the delivery by holder of written notice thereof;

●	any provision of the $11M Note or any other related transaction document cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company denies in writing that it has any liability or obligation purported to be created under any transaction document;

●	failure to file annual or quarterly reports within the required periods;

●	failure by the Chief Executive Officer of the Company to personally visit the facilities of Bollinger Motors, Inc. on or before June 3, 2025; and

●	failure to terminate the currently serving (as of the closing date) Chief Executive Officer of Bollinger Motors, Inc. within seven (7) calendar days of the closing date.

Description of the $11M Warrants

In connection with the issuance of the $11M Notes, the holders also received 5-year warrants exercisable for shares of common stock, subject to adjustment. The $11M Warrants provide for cashless exercise pursuant to which the holder will receive upon exercise a “net number” of shares of common stock determined according to the following formula:

Net Number = (A x B) / C

For purposes of the foregoing formula:

A =	The total number of shares with respect to which the $11M Warrant is then being exercised.

B =	The Black Scholes Value (as described below).

C =	The lower of the two Closing Bid Prices of the common stock in the two days prior the time of such exercise (as such Closing Bid Price is defined therein), but in any event not less than $0.01 (not subject to adjustment).

For purposes of the cashless exercise, “Black Scholes Value” means the Black Scholes value of an option for one share of common stock at the date of the applicable cashless exercise, as such Black Scholes value is determined, calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the Exercise Price, as adjusted, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate, (iii) a strike price equal to the Exercise Price in effect at the time of the applicable Cashless Exercise, (iv) an expected volatility equal to 135%, and (v) a deemed remaining term of the $11M Warrant of five years (regardless of the actual remaining term of the $11M Warrant).

The Company will have the option to require the holders to exercise the $11M Warrants for cash, if, at any time, the following conditions are met: (i) the registration statement covering the securities has been declared effective is effective and available for the resale of the securities and no stop-order has been issued nor has the SEC suspended or withdrawn the effectiveness of the registration statement; (ii) the Company is not in violation of any of the rules, regulations or requirements of, and has no knowledge of any facts or circumstances that could reasonably lead to suspension in the foreseeable future on, the principal market; and (iii) the VWAP for each trading day during the 10 trading day period immediately preceding the date on which the Company elects to exercise this option is 250% above the exercise price.

Conversion of the $11M Notes; Exercise of the $11M Warrants

The Company is required to reserve out of authorized and unissued shares a number of shares of common stock equal to 250% of the maximum number of shares of common stock that are issuable upon conversion of the $11M Notes and exercise of the $11M Warrants. If the Company fails to timely deliver shares upon conversion of the $11M Notes or exercise of the $11M Warrants, the Company will be required to either (A) pay the holder in cash for each trading day on which shares are not delivered 5% of the product of the number of shares not so issued multiplied by the closing sale price of the common stock on the trading day immediately preceding the required delivery date, or (B) if the holder purchases shares of common stock in anticipation of delivery of shares upon conversion of the $11M Note or exercise of the $11M Warrant, as applicable, cash in an amount equal to holder’s total purchase price of such shares.

The exercise price and number of shares issuable upon conversion of the $11M Notes or exercise of the $11M Warrants, as applicable, will further be adjusted upon the occurrence of certain events and holders will be allowed to participate in certain issuances and distributions (subject to certain limitations and restrictions), including certain stock dividends and splits, dilutive issuances of additional common stock, and dilutive issuances of, or changes in option price or rate of conversion of, options or convertible securities, as well as the issuance of purchase rights or distributions of assets.

If, during the Restricted Period, the Company effects a subsequent financing, including the issuance of options and convertible securities, any common stock, issued or sold or deemed to have been issued or sold for a consideration per share less than a price equal to the current conversion price of the $11M Notes or exercise price of the $11M Warrants (a “Dilutive Issuance”), then immediately after such issuance, the conversion price or exercise price, as applicable, will be reduced (and in no event increased) to the price per share as determined in accordance with the following formula:

EP2 = EP1 x (A + B) / (A + C)

For purposes of the foregoing formula:

A =	The total number of $11M Note/ $11M Warrant shares with respect to which the $11M Note may be converted or the $11M Warrant may be exercised.

B =	The total number of shares of common stock that would be issued or issuable under the Dilutive Issuance if issued at a per share equal to EP1.

C =	The total number of shares of common stock actually issued or issuable under the Dilutive Issuance.

EP1 =	The Conversion Price or Exercise Price, as applicable, in effect immediately prior to a Dilutive Issuance.

EP2 =	The Conversion Price or Exercise Price, as applicable, immediately after such Dilutive Issuance; provided, however, that such price shall in no event be less than $0.01 per share of common stock (not subject to adjustment) with respect to the $11M Note or $0.01 per share of common stock (not subject to adjustment) with respect to the $11M Warrant.

The $11M Notes and $11M Warrants provide for certain purchase rights whereby if the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of common stock, then the holder will be entitled to acquire such purchase rights which the holder could have acquired if the holder had held the number of shares of common stock acquirable upon complete exercise of the $11M Warrant.

Reasons for Requesting Stockholder Approval

Nasdaq Listing Rule 5635(d) requires stockholder approval in connection with a transaction other than a public offering involving the sale or issuance by the issuer of common stock (or securities convertible into or exchangeable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for a price that is less than the lower of: (i) the closing price of the common stock immediately preceding the signing of the binding agreement for the issuance of such securities; or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement for the issuance of such securities.

The potential issuance of the shares of common stock underlying the $11M Notes and $11M Warrants as well as $11M Notes and $11M Warrants that may be issued pursuant to the additional investment rights granted pursuant to the $11M Securities Purchase Agreement, does not constitute a public offering under the Nasdaq Listing Rules.

The Board has determined that the sale of the $11M Notes and $11M Warrants pursuant to the $11M Securities Purchase Agreement, including the related additional investment rights granted thereunder, and the issuance of shares of common stock pursuant to such $11M Notes and $11M Warrants, is in the best interests of the Company and its stockholders because of the Company’s need to obtain additional financing.

The issuance of the $11M Notes and $11M Warrants pursuant to the $11M Securities Purchase Agreement, will not affect the rights of the holders of outstanding shares of common stock, but such issuances will have a dilutive effect on the existing stockholders, including the voting power and economic rights of the existing stockholders.

As described above, the $11M Notes and $11M Warrants contain anti-dilution provisions that may materially increase the number of shares of common stock that are issued by the Company in connection with the conversion of the $11M Notes and exercise of the $11M Warrants. No assurance can be given that any shares of common stock will be issued upon conversion of the $11M Notes and exercise of the $11M Warrants, or that additional shares of common stock will not be issued in the event that the number of shares of common stock issuable upon the conversion of the $11M Notes and exercise of the $11M Warrants does not increase pursuant to the terms of such $11M Notes and $11M Warrants.

Unlike Nasdaq Rule 5635, which limits the aggregate number of shares of common stock the Company may issue to the investors, the $11M Notes and $11M Warrants provide a beneficial ownership limitation (as described above) that limits the number of shares each investor may beneficially own at any one time. Consequently, the number of shares of common stock an investor may beneficially own in compliance with the beneficial ownership limitation may increase over time as the number of outstanding shares of common stock increases over time. In addition, the investors may sell some or all of the shares they receive upon conversion of the $11M Notes and exercise of the $11M Warrants, permitting them to acquire additional shares in compliance with the beneficial ownership limitation.

Possible Effects of Disapproval of this Proposal

Our Board is seeking the approval of our stockholders to authorize our issuance of $11M Notes and $11M Warrants pursuant to the $11M Securities Purchase Agreement, as described above, and shares of common stock pursuant to the $11M Notes and $11M Warrants. Unless the Company obtains the approval of its stockholders as required by Nasdaq, the Company will be prohibited from issuing additional common stock pursuant to conversion of the $11M Notes and exercise of the $11M Warrants, if the issuance of such shares of common stock would exceed 19.99% of the Company’s outstanding shares of common stock or otherwise exceed the aggregate number of shares of common stock which the Company may issue without breaching our obligations under the rules and regulations of Nasdaq.

If this Proposal 2 is not approved by our stockholders, we will not be able to issue and sell these securities pursuant to the $11M Securities Purchase Agreement, thereby preventing us from raising additional funds. Our ability to successfully implement our business plans and ultimately generate value for our stockholders is dependent on our ability to maximize capital raising opportunities. If we were unsuccessful in raising additional capital, we would be required to curtail our plans to expand our manufacturing and sales capabilities and instead reduce operating expenses, dispose of assets, as well as seek extended terms on our obligations, the effect of which would adversely impact future operating results.

Vote Required; Board of Directors Recommendation

You may vote in favor of or against this proposal or you may abstain from voting. Approval of this Proposal 2 requires the affirmative vote of a majority of the voting power of the outstanding shares of the Company’s common stock, Series A Preferred Stock and Series C Preferred Stock (voting on an as-converted to common stock basis), present in person or represented by proxy at the Special Meeting and entitled to vote thereon, all voting together as a single class, assuming the presence of a quorum. If stockholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board are to be voted on this proposal, such shares will be voted in favor of the approval of this proposal.

Proposal 2 is a non-routine matter. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote on Proposal 2 in order for them to vote your shares so that your vote can be counted. Abstentions will have the same effect as votes “against” the proposal. Broker non-votes will have no effect on the result of the vote, although broker non-votes will be considered present for the purpose of determining the presence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(d), THE ISSUANCE OF SHARES OF COMMON STOCK PURSUANT TO SENIOR SECURED CONVERTIBLE NOTES AND RELATED WARRANTS, AND ANY FUTURE ADJUSTMENTS OF THE CONVERSION PRICE OF THE NOTES AND EXERCISE PRICE OF THE WARRANTS, PURCHASED PURSUANT TO THE $11M SECURITIES PURCHASE AGREEMENT, INCLUDING ADDITIONAL INVESTMENT RIGHTS IN EXCESS OF THE 19.99% SHARE CAP CONTAINED THEREIN

PROPOSAL 3

THE $2.8M SPA PROPOSAL

APPROVAL, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(d), THE
ISSUANCE OF SHARES OF COMMON STOCK PURSUANT TO SENIOR SECURED CONVERTIBLE
NOTES AND RELATED WARRANTS, AND ANY FUTURE ADJUSTMENTS OF THE CONVERSION
PRICE OF THE NOTES AND EXERCISE PRICE OF THE WARRANTS, PURCHASED PURSUANT TO
THE $2.8M SECURITIES PURCHASE AGREEMENT, INCLUDING ADDITIONAL INVESTMENT RIGHTS, IN EXCESS OF THE 19.99% SHARE CAP CONTAINED THEREIN

The information set forth in this Proposal 3 is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, dated May 29, 2025, between the Company and a certain investor (the “$2.8M Securities Purchase Agreement”) and the forms of Note and Warrant, attached as Exhibits 10.2, 10.2(a), and 10.2(b), respectively, to our Current Report on Form 8-K, filed with the SEC on June 4, 2025. Stockholders are urged to carefully read these documents.

General

On May 29, 2025, the Company entered into the $2.8M Securities Purchase Agreement pursuant to which, upon the terms and subject to the conditions contained therein, a certain investor agreed to purchase upon execution an aggregate principal amount of approximately $2.8 million of 5% Original Issue Discount Secured Notes (the “$2.8M Notes”) convertible into shares of common stock and five-year warrants exercisable for shares of common stock (the “$2.8M Warrants”). Currently, such $2.8M Warrants are exercisable on a cash basis of $16.00 (as adjusted) per share for an aggregate of 387,969 shares of common stock, subject to further adjustment.

Furthermore, pursuant to the terms of the $2.8M Securities Purchase Agreement, for a period beginning on May 29, 2025 and ending on the one year anniversary from the later of (i) the date a registration statement covering all registrable securities is declared effective or (ii) the date the Company has obtained stockholder approval, the investor has investment rights to purchase from time to time additional $2.8M Notes in the aggregate principal amount of up to approximately $8.2 million and related $2.8M Warrants on the same terms and conditions as the $2.8M Notes and $2.8M Warrants (the “$2.8M Additional Investment Right”).

This Proposal seeks approval of the issuance of shares of common stock pursuant to the conversion of $2.8M Notes and exercise of $2.8M Warrants, and any future adjustments of the conversion price of the $2.8M Notes and exercise price of the $2.8M Warrants, purchased pursuant to the $2.8M Securities Purchase Agreement, including the $2.8M Additional Investment Right, in excess of the 19.99% share cap contained therein.

During the period commencing on the execution date and ending on the date immediately following the 90th day after the latest of: (i) the execution date, (ii) the date on which a registration statement (or registration statements) registering for resale all registrable securities has been declared effective by the SEC and (iii) the date on which stockholder approval is obtained (the “Restricted Period”), the Company has agreed, with certain exceptions, not to directly or indirectly issue, offer, sell, or otherwise dispose of (or make any announcement) any equity security or any equity-linked or related security, any convertible securities, debt (with or related to equity), any preferred stock or any purchase rights. The Company also agreed not to enter into any fundamental, transaction, such as a merger, sale of more than 50% of the outstanding voting shares, sale of substantially all assets, or business combination, unless the successor entity assumes all of the obligations of the Company under the $2.8M Notes and $2.8M Warrants and the other transaction documents.

The $2.8M Notes and $2.8M Warrants are not convertible by a holder to the extent that the holder or any of its affiliates would beneficially own in excess of 9.9% of the common stock. Plus, the $2.8M Notes and $2.8M Warrants are not convertible to the extent the aggregate number of shares of common stock issued in connection with the conversion of all $2.8M Notes and $2.8M Warrants at any time exceeds 19.9% of the total number of shares of common stock outstanding or of the voting power of the common stock outstanding as of the date of execution of the $2.8M Securities Purchase Agreement, unless the Company obtains stockholder approval in compliance with Nasdaq Listing Rule 5635(d).

Description of the $2.8M Notes

The $2.8M Notes accrue interest at a rate of 15% per annum, have an original issue discount of 5% and mature four months from the date of issuance. As security for payment of the amounts due and payable under the $2.8M Notes, the Company granted a continuing security interest in all of its right, title and interest in, its assets, whether owned, existing, acquired or arising and wherever located.

The outstanding principal and accrued but unpaid interest on the $2.8M Notes may be converted by the holder into shares of common stock at the lower of (i) $0.14 (subject to adjustment, and currently, as adjusted, $14.00), (ii) 95% of the closing sale price of the common stock on the date that the registration statement is declared effective, or (iii) 95% of the lowest daily volume weighted average price in the five trading days prior to such conversion date, provided, that the conversion price will not be less than $0.03 per share, not subject to adjustment.

Upon any event of default, the interest rate of the $2.8M Notes automatically increases to 20% per annum. An event of default includes the following:

●	failure to obtain stockholder approval by within 40 calendar days after the closing date for the closing;

●	failure to maintain sufficient reserves of authorized and unissued common stock to redeem 250% of the maximum number of shares issuable upon conversion of all the $2.8M Notes then outstanding;

●	failure to maintain a transfer agent that participates in the DTC Fast Automated Securities Transfer Program;

●	failure to timely deliver the shares upon conversion of the $2.8M Note for a period of five business days;

●	failure to pay to the holder any amount due under the $2.8M Note or any other related transaction document;

●	failure to remove within five business days any restrictive legend from issued upon conversion or exercise of any securities acquired by the holder under the $2.8M Securities Purchase Agreement;

●	the occurrence of any default under or acceleration prior to maturity of any indebtedness (with certain exclusions) in an aggregate amount in excess of $300,000, subject to any cure or grace period provided, or a payment default under any such indebtedness, if such default remains uncured for a period of 10 consecutive trading days;

●	bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings instituted by or against the Company, which have not been dismissed within 30 days;

●	the commencement by the Company of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any person to commence a UCC foreclosure sale or any other similar action under federal, state or foreign law;

●	the entry by a court of (A) a decree, order, judgment or other similar document in respect of the Company of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (B) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal, state or foreign law or (C) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of 30 consecutive days;

●	a final judgment, judgments, any arbitration or mediation award or any settlement of any litigation or any other satisfaction of any claim made by any person pursuant to any litigation, with respect to the payment of cash, securities and/or other assets with an aggregate fair value in excess of $300,000 are rendered against, agreed to or otherwise accepted by, the Company and which judgments are not, within 30 days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; provided, that any judgment which is covered by insurance or an indemnity from a credit worthy party will not be included in calculating the $300,000 amount;

●	the Company breaches any representation or warranty when made, or any covenant or other term or condition of the $2.8M Note or any other related transaction document, and, only, in the case of a breach of a covenant or other term or condition that is curable, if such breach remains uncured for a period of 10 consecutive trading days after the delivery by holder of written notice thereof;

●	any provision of the $2.8M Note or any other related transaction document cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company denies in writing that it has any liability or obligation purported to be created under any transaction document; and

●	failure to file annual or quarterly reports within the required periods.

Description of the $2.8M Warrants

In connection with the issuance of the $2.8M Notes, the holders also received 5-year warrants exercisable for shares of common stock, subject to adjustment. The $2.8M Warrants provide for cashless exercise pursuant to which the holder will receive upon exercise a “net number” of shares of common stock determined according to the following formula:

Net Number = (A x B) / C

For purposes of the foregoing formula:

A =	The total number of shares with respect to which the $2.8M Warrant is then being exercised.

B =	The Black Scholes Value (as described below).

C =	The lower of the two Closing Bid Prices of the common stock in the two days prior the time of such exercise (as such Closing Bid Price is defined therein), but in any event not less than $0.01 (not subject to adjustment).

For purposes of the cashless exercise, “Black Scholes Value” means the Black Scholes value of an option for one share of common stock at the date of the applicable cashless exercise, as such Black Scholes value is determined, calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the Exercise Price, as adjusted, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate, (iii) a strike price equal to the Exercise Price in effect at the time of the applicable Cashless Exercise, (iv) an expected volatility equal to 135%, and (v) a deemed remaining term of the $2.8M Warrant of five years (regardless of the actual remaining term of the $2.8M Warrant).

The Company will have the option to require the holders to exercise the $2.8M Warrants for cash, if, at any time, the following conditions are met: (i) the registration statement covering the securities has been declared effective is effective and available for the resale of the securities and no stop-order has been issued nor has the SEC suspended or withdrawn the effectiveness of the registration statement; (ii) the Company is not in violation of any of the rules, regulations or requirements of, and has no knowledge of any facts or circumstances that could reasonably lead to suspension in the foreseeable future on, the principal market; and (iii) the VWAP for each trading day during the 10 trading day period immediately preceding the date on which the Company elects to exercise this option is 250% above the exercise price.

Conversion of the $2.8M Notes; Exercise of the $2.8M Warrants

The Company is required to reserve out of authorized and unissued shares a number of shares of common stock equal to 250% of the maximum number of shares of common stock that are issuable upon conversion of the $2.8M Notes and exercise of the $2.8M Warrants. If the Company fails to timely deliver shares upon conversion of the $2.8M Notes or exercise of the $2.8M Warrants, the Company will be required to either (A) pay the holder in cash for each trading day on which shares are not delivered 5% of the product of the number of shares not so issued multiplied by the closing sale price of the common stock on the trading day immediately preceding the required delivery date, or (B) if the holder purchases shares of common stock in anticipation of delivery of shares upon conversion of the $2.8M Note or exercise of the $2.8M Warrant, as applicable, cash in an amount equal to holder’s total purchase price of such shares.

The exercise price and number of shares issuable upon conversion of the $2.8M Notes or exercise of the $2.8M Warrants, as applicable, will further be adjusted upon the occurrence of certain events and holders will be allowed to participate in certain issuances and distributions (subject to certain limitations and restrictions), including certain stock dividends and splits, dilutive issuances of additional common stock, and dilutive issuances of, or changes in option price or rate of conversion of, options or convertible securities, as well as the issuance of purchase rights or distributions of assets.

If, during the Restricted Period, the Company effects a subsequent financing, including the issuance of options and convertible securities, any common stock, issued or sold or deemed to have been issued or sold for a consideration per share less than a price equal to the current conversion price of the $2.8M Notes or exercise price of the $2.8M Warrants (a “Dilutive Issuance”), then immediately after such issuance, the conversion price or exercise price, as applicable, will be reduced (and in no event increased) to the price per share as determined in accordance with the following formula:

EP2 = EP1 x (A + B) / (A + C)

For purposes of the foregoing formula:

A =	The total number of $2.8M Note/ $2.8M Warrant shares with respect to which the $2.8M Note may be converted or the $2.8M Warrant may be exercised.

B =	The total number of shares of common stock that would be issued or issuable under the Dilutive Issuance if issued at a per share equal to EP1.

C =	The total number of shares of common stock actually issued or issuable under the Dilutive Issuance.

EP1 =	The Conversion Price or Exercise Price, as applicable, in effect immediately prior to a Dilutive Issuance.

EP2 =	The Conversion Price or Exercise Price, as applicable, immediately after such Dilutive Issuance; provided, however, that such price shall in no event be less than $0.01 per share of common stock (not subject to adjustment) with respect to the $2.8M Note or $0.01 per share of common stock (not subject to adjustment) with respect to the $2.8M Warrant.

The $2.8M Notes and $2.8M Warrants provide for certain purchase rights whereby if the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of common stock, then the holder will be entitled to acquire such purchase rights which the holder could have acquired if the holder had held the number of shares of common stock acquirable upon complete exercise of the $2.8M Warrant.

Reasons for Requesting Stockholder Approval

Nasdaq Listing Rule 5635(d) requires stockholder approval in connection with a transaction other than a public offering involving the sale or issuance by the issuer of common stock (or securities convertible into or exchangeable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for a price that is less than the lower of: (i) the closing price of the common stock immediately preceding the signing of the binding agreement for the issuance of such securities; or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement for the issuance of such securities.

The potential issuance of the shares of common stock underlying the $2.8M Notes and $2.8M Warrants as well as $2.8M Notes and $2.8M Warrants that may be issued pursuant to the additional investment rights granted pursuant to the $2.8M Securities Purchase Agreement, does not constitute a public offering under the Nasdaq Listing Rules.

The Board has determined that the sale of the $2.8M Notes and $2.8M Warrants pursuant to the $2.8M Securities Purchase Agreement, including the related additional investment rights granted thereunder, and the issuance of shares of common stock pursuant to such $2.8M Notes and $2.8M Warrants, is in the best interests of the Company and its stockholders because of the Company’s need to obtain additional financing.

The issuance of the $2.8M Notes and $2.8M Warrants pursuant to the $2.8M Securities Purchase Agreement, will not affect the rights of the holders of outstanding shares of common stock, but such issuances will have a dilutive effect on the existing stockholders, including the voting power and economic rights of the existing stockholders.

As described above, the $2.8M Notes and $2.8M Warrants contain anti-dilution provisions that may materially increase the number of shares of common stock that are issued by the Company in connection with the conversion of the $2.8M Notes and exercise of the $2.8M Warrants. No assurance can be given that any shares of common stock will be issued upon conversion of the $2.8M Notes and exercise of the $2.8M Warrants, or that additional shares of common stock will not be issued in the event that the number of shares of common stock issuable upon the conversion of the $2.8M Notes and exercise of the $2.8M Warrants does not increase pursuant to the terms of such $2.8M Notes and $2.8M Warrants.

Unlike Nasdaq Rule 5635, which limits the aggregate number of shares of common stock the Company may issue to the investor, the $2.8M Notes and $2.8M Warrants provide a beneficial ownership limitation (as described above) that limits the number of shares the investor may beneficially own at any one time. Consequently, the number of shares of common stock an investor may beneficially own in compliance with the beneficial ownership limitation may increase over time as the number of outstanding shares of common stock increases over time. In addition, the investor may sell some or all of the shares they receive upon conversion of the $2.8M Notes and exercise of the $2.8M Warrants, permitting them to acquire additional shares in compliance with the beneficial ownership limitation.

Possible Effects of Disapproval of this Proposal

Our Board is seeking the approval of our stockholders to authorize our issuance of $2.8M Notes and $2.8M Warrants pursuant to the $2.8M Securities Purchase Agreement, as described above, and shares of common stock pursuant to the $2.8M Notes and $2.8M Warrants. Unless the Company obtains the approval of its stockholders as required by Nasdaq, the Company will be prohibited from issuing additional common stock pursuant to conversion of the $2.8M Notes and exercise of the $2.8M Warrants, if the issuance of such shares of common stock would exceed 19.99% of the Company’s outstanding shares of common stock or otherwise exceed the aggregate number of shares of common stock which the Company may issue without breaching our obligations under the rules and regulations of Nasdaq.

If this Proposal 3 is not approved by our stockholders, we will not be able to issue and sell these securities pursuant to the $2.8M Securities Purchase Agreement, thereby preventing us from raising additional funds. Our ability to successfully implement our business plans and ultimately generate value for our stockholders is dependent on our ability to maximize capital raising opportunities. If we were unsuccessful in raising additional capital, we would be required to curtail our plans to expand our manufacturing and sales capabilities and instead reduce operating expenses, dispose of assets, as well as seek extended terms on our obligations, the effect of which would adversely impact future operating results.

Vote Required; Board of Directors Recommendation

You may vote in favor of or against this proposal or you may abstain from voting. Approval of this Proposal 3 requires the affirmative vote of a majority of the voting power of the outstanding shares of the Company’s common stock, Series A Preferred Stock and Series C Preferred Stock (voting on an as-converted to common stock basis), present in person or represented by proxy at the Special Meeting and entitled to vote thereon, all voting together as a single class, assuming the presence of a quorum. If stockholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board are to be voted on this proposal, such shares will be voted in favor of the approval of this proposal.

Proposal 3 is a non-routine matter. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote on Proposal 3 in order for them to vote your shares so that your vote can be counted. Abstentions will have the same effect as votes “against” the proposal. Broker non-votes will have no effect on the result of the vote, although broker non-votes will be considered present for the purpose of determining the presence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(d), THE ISSUANCE OF SHARES OF COMMON STOCK PURSUANT TO SENIOR SECURED CONVERTIBLE NOTES AND RELATED WARRANTS, AND ANY FUTURE ADJUSTMENTS OF THE CONVERSION PRICE OF THE NOTES AND EXERCISE PRICE OF THE WARRANTS, PURCHASED PURSUANT TO THE $2.8M SECURITIES PURCHASE AGREEMENT, INCLUDING ADDITIONAL INVESTMENT RIGHTS, IN EXCESS OF THE 19.99% SHARE CAP CONTAINED THEREIN

PROPOSAL 4

THE REVERSE STOCK SPLIT PROPOSAL

APPROVAL OF AN AMENDMENT OF THE COMPANY’S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S OUTSTANDING COMMON STOCK AT AN EXCHANGE RATIO BETWEEN 1-FOR-2 TO 1-FOR-250, AS DETERMINED BY THE COMPANY’S BOARD OF DIRECTORS

General

We are asking stockholders to approve a proposed amendment to our certificate of incorporation to implement, at the discretion of the Board at any time prior to the one-year anniversary of the Special Meeting, a reverse stock split of the outstanding shares of common stock in a range of not less than 1-for-2 shares and not more than 1-for-250 shares, with the exact ratio to be determined by our Board of Directors at its discretion without further approval or authorization of our stockholders (the “Reverse Stock Split”). The Board may effect only one reverse stock split as a result of this authorization.

The Company will effect a reverse stock split ONLY to the extent that it is necessary to maintain compliance with the continued listing requirements of The Nasdaq Capital Market. The Company currently complies with the Bid Price Rule and there are currently NO plans to effect a reverse stock split.

AS OF THE DATE OF THIS PROXY, THE COMPANY HAS NOT RECEIVED A DEFICIENCY NOTICE REGARDING THE BID PRICE RULE FROM THE LISTING QUALIFICATIONS STAFF OF NASDAQ.

Nasdaq Listing Rule 5550(a)(2) requires listed companies to maintain a minimum bid price of at least $1.00 per share (the “Bid Price Rule”) and failure to meet the continued listing requirement for the Bid Price Rule is determined to exist only if the deficiency continues for a period of 30 consecutive business days. Even if our stock were to close below the Bid Price Rule, in order to fail to meet the continued listing requirement for the Bid Price Rule, it must close below $1.00 for 30 consecutive business days. For example, this means that if our stock price has a minimum bid price below $1.00 for four consecutive business days and then on the fifth consecutive business day it closes at or above $1.00, the stock would continue to be in compliance with the Bid Price Rule and the 30 consecutive business day period would start over again with “day 1” only if the minimum bid price closes below $1.00.

The primary purpose for the proposed Reverse Stock Split, should the Board choose to effect it, is to increase the per share market price of our common stock to meet the Nasdaq Bid Price Rule (as defined below) for continued listing on The Nasdaq Capital Market. The decision to implement the Reverse Stock Split is at the Board’s discretion. The Reverse Stock Split will only be implemented if necessary to regain or maintain compliance with the Nasdaq Bid Price Rule. Our Board has recommended that this proposed amendment be presented to our stockholders for approval. Our stockholders are being asked to approve the proposed amendment pursuant to this proposal to effect a Reverse Stock Split of the issued and outstanding shares of common stock. Accordingly, effecting a Reverse Stock Split would reduce the number of outstanding shares of common stock.

The Board has unanimously approved and declared advisable the Reverse Stock Split and recommended that our stockholders approve an amendment to our certificate of incorporation to effect this proposal. The text of the proposed form of Certificate of Amendment to our Second Amended and Restated Certificate of Incorporation, which we refer to as the “Certificate of Amendment”, is attached hereto as Appendix A.

We are proposing that our Board have the discretion to select the Reverse Stock Split ratio from within a range between and including 1-for-2 to 1-for-250, rather than proposing that stockholders approve a specific ratio at this time, in order to give our Board the flexibility to implement a Reverse Stock Split at a ratio that reflects the Board’s then-current assessment of the factors described below under “Criteria to be Used for Determining the Reverse Stock Split Ratio to Implement.” We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split is not intended as, and will not have the effect of a “going private transaction” covered by Rule 13e-3 promulgated under the Securities Exchange Act. The Reverse Stock Split is not intended to modify the rights of existing stockholders in any material respect.

The actual timing for implementation of the Reverse Stock Split would be determined by the Board based upon its evaluation as to when such action would be most advantageous to the Company and its stockholders, but must be implemented at any time within 12 months following the date of stockholder approval.

If this proposal is approved, the Company, at its discretion, will file the Certificate of Amendment, setting forth the Reverse Stock Split ratio determined by the Board, with the Secretary of State of the State of Delaware and the Reverse Stock Split will be effective 4:30 p.m., Eastern Time, on the date of filing of the Certificate of Amendment with the office of the Secretary of State of the State of Delaware, or such later time and/or date as is set forth in the Certificate of Amendment. Except for adjustments that may result from the treatment of fractional shares as described below, each of our stockholders will hold the same percentage of our outstanding common stock immediately following the Reverse Stock Split as such stockholder holds immediately prior to the Reverse Stock Split.

Board Discretion to Effect the Reverse Stock Split

If the Reverse Stock Split Proposal is approved by our stockholders, the Reverse Stock Split will only be effected upon a determination by the Board, in its sole discretion, that filing the Certificate of Amendment to effect the Reverse Stock Split is in the best interests of our Company and stockholders. This determination by the Board will be based upon a variety of factors, including those discussed under “- Criteria to be Used for Determining the Reverse Stock Split Ratio to Implement” below. We expect that the primary focus of the Board in determining whether or not to file the Certificate of Amendment will be whether we will be able to obtain and maintain a continued price of at least $1.00 per share of our common stock on The Nasdaq Capital Market without effecting the Reverse Stock Split.

Reasons for Effecting the Reverse Stock Split

To maintain our listing on The Nasdaq Capital Market.

Previously, on September 7, 2022, the Company received a letter from the Listing Qualifications Staff (the “Staff”) notifying the Company that the bid price of the Company’s common stock had closed below $1.00 per share for 30 consecutive business days and, as a result, the Company was not in compliance with the Bid Price Rule. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company had 180 calendar days to regain compliance with the Bid Price Rule (the “Minimum Bid Price Rule Compliance Period”) and, on March 7, 2023, the Staff provided an extension of 180 days, or until September 5, 2023. On May 4, 2023, the Company effected a 1-for-25 reverse stock split of its common stock and, on August 11, 2023, the Company effected an additional 1-for-9 reverse stock split of its common stock. On September 6, 2023, the Company received another letter from the Staff indicating that the Company did not meet the Staff’s September 5, 2023 deadline to regain compliance with the Bid Price Rule due to the Company’s failure to maintain a minimum bid price of $1.00. On September 6, 2023, the Company requested a hearing (the “Hearing”) before the Nasdaq Listing Qualifications Panel (“Panel”) to request a further extension of time and present its plan to regain compliance with the Bid Price Rule. The requested Hearing stayed any delisting or suspension action pending the issuance of the Panel decision and the expiration of any additional extension period granted by the Panel following the Hearing. On October 25, 2023, the Panel granted the Company’s request to continue its listing on The Nasdaq Capital Market provided that, on or before January 22, 2024, the Company demonstrated compliance with the Bid Price Rule by maintaining a closing bid price of $1.00 per share for 20 consecutive trading sessions. On December 21, 2023, the Company effected a 1-for-100 reverse stock split of its common stock and on January 24, 2024, the Company announced that it had received formal notice from The Nasdaq Stock Market LLC confirming the Company had regained compliance with the Bid Price Rule.

On September 16, 2024, the Company received formal notice from the Staff of Nasdaq that, based upon the closing bid price for the Company’s common stock for the previous 30-consecutive business day period, the Company no longer satisfied the minimum bid price requirement for continued listing on Nasdaq as set forth in the Bid Price Rule. The Staff further indicated that, based upon the Company’s implementation of one or more reverse stock splits within the past two years at a cumulative ratio of 250 shares or more to one in contravention of Nasdaq Listing Rule 5810(c)(3)(A)(iv), the Company’s securities were subject to delisting unless the Company timely requests a hearing before the Panel. On September 17, 2024, the Company implemented a 1-for-100 reverse stock split, and on October 16, 2024, the Company announced that it had received formal notice from Nasdaq confirming the Company had regained compliance with the Bid Price Rule.

On February 18, 2025, the Company effected a 1-for-60 reverse stock split of its common stock. On February 25, 2025, not related to the Bid Price Rule, the Company received a written notice from the Staff of Nasdaq notifying the Company that for the last 30 consecutive business days prior to the date of such notice, the Company’s Market Value of Listed Securities was less than the $35.0 million minimum required for continued listing, as required by Nasdaq Listing Rule 5550(b)(2). Additionally, as of the date of such notice, the Company did not meet either of the alternative Nasdaq continued listing standards: stockholders’ equity of at least $2.5 million or net income of $500,000 from continuing operations in the most recently completed fiscal year or in two of the three most recently completed fiscal years. The Company has 180 calendar days, or until August 25, 2025, to regain compliance. On each of April 11, 2025 and June 2, 2025, the Company effected additional 1-for-100 reverse stock splits of its common stock.

In the event the Company starts to fail to meet the $1.00 minimum bid price threshold and it continues for at least 30 consecutive business days, it stands the risk of being delisted by Nasdaq. As such, the Board believes that it is prudent to seek stockholder approval for the Reverse Stock Split for the purpose of remaining in compliance with the Bid Price Rule, which the Company may or may not implement depending on the closing bid price for its common stock.

The Board of Directors has considered the potential harm to us and our stockholders if Nasdaq delists our common stock from Nasdaq. Delisting could adversely affect the liquidity of our common stock since alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market. Many investors likely would not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or for other reasons.

To potentially improve the marketability and liquidity of our common stock. Our Board of Directors believes that the increased market price of our common stock expected as a result of implementing a Reverse Stock Split could improve the marketability and liquidity of our common stock and encourage interest and trading in our common stock.

●	Stock Price Requirements: We understand that many brokerage houses, institutional investors and funds have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin. Additionally, a Reverse Stock Split could help increase analyst and broker interest in our common stock as their internal policies might discourage them from following or recommending companies with low stock prices.

●	Stock Price Volatility: Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers.

●	Transaction Costs: Investors may be dissuaded from purchasing stocks below certain prices because brokers’ commissions, as a percentage of the total transaction value, can be higher for low-priced stocks.

Improve the Perception of Our Common Stock as an Investment Security. The Board believes that effecting the Reverse Stock Split is one potential means of increasing the share price of our common stock to improve the perception of our common stock as a viable investment security. Lower-priced stocks have a perception in the investment community as being risky and speculative, which may negatively impact not only the price of our common stock, but also our market liquidity.

Certain Risks Associated with the Reverse Stock Split

Even if a reverse stock split is effected, some or all of the expected benefits discussed above may not be realized or maintained. As noted above, the principal purpose of the Reverse Stock Split is to increase the trading price of our common stock to meet the minimum stock price standards of The Nasdaq Capital Market. However, the effect of the Reverse Stock Split on the market price of our common stock cannot be predicted with any certainty, and we cannot assure you that the Reverse Stock Split will accomplish this objective for any meaningful period of time, or at all. While we expect that the reduction in the number of outstanding shares of common stock will proportionally increase the market price of our common stock, we cannot assure you that the Reverse Stock Split will increase the market price of our common stock by a multiple of the Reverse Stock Split ratio, or result in any permanent or sustained increase in the market price of our common stock. The market price of our common stock will continue to be based, in part, on our performance and other factors unrelated to the number of shares outstanding. The Reverse Stock Split will reduce the number of outstanding shares of our common stock without reducing the number of shares of available but unissued common stock, which will also have the effect of increasing the number of shares of common stock available for issuance. The issuance of additional shares of our common stock may have a dilutive effect on the ownership of existing stockholders. The current economic environment in which we operate, the debt we carry, along with otherwise volatile equity market conditions, could limit our ability to raise new equity capital in the future.

The Reverse Stock Split may decrease the liquidity of our common stock. The Board believes that the Reverse Stock Split may result in an increase in the market price of our common stock, which could lead to increased interest in our common stock and possibly promote greater liquidity for our stockholders. However, the Reverse Stock Split will also reduce the total number of outstanding shares of common stock, which may lead to reduced trading and a smaller number of market makers for our common stock, particularly if the price per share of our common stock does not increase as a result of the Reverse Stock Split.

While Nasdaq rules do not impose a specific limit on the number of times a listed company may effect a reverse stock split to maintain or regain compliance with the Bid Price Rule, Nasdaq has stated that a series of reverse stock splits may undermine investor confidence in securities listed on Nasdaq. Accordingly, Nasdaq may determine that it is not in the public interest to maintain our listing, even if we remain in compliance with the Bid Price Rule as a result of the Reverse Stock Split. In addition, Nasdaq Listing Rule 5810(c)(3)(A)(iv) states that any listed company that fails to meet the Bid Price Rule after effecting one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one, then the company is not eligible for a Minimum Bid Price Rule Compliance Period. As a result, since the Company has previously effected an 1-for-25 reverse stock split of its common stock on May 4, 2023, a 1-for-9 reverse stock split on August 11, 2023, a 1-for-100 reverse stock split on December 21, 2023, a 1-for-100 reverse stock split on September 17, 2024, a 1-for-60 reverse stock split on February 18, 2025, a 1-for-100 reverse stock split on April 11, 2025 and a 1-for-100 reverse stock split on June 2, 2025, if we effect another reverse stock split and subsequently fail to satisfy the Bid Price Rule, Nasdaq will begin the process of delisting our common stock without providing a Minimum Bid Price Rule Compliance Period.

Nasdaq rules further provide that a company that has received a notice of failure to meet the continued listing requirement for the Bid Price Rule will not be considered to have regained compliance with the Bid Price Rule if the company takes an action to achieve compliance and that action results in the company’s security falling below the numeric threshold for another listing requirement without regard to any compliance periods otherwise available for that other listing requirement. In such event, the company will continue to be considered non-compliant until both: (i) the other deficiency is cured and (ii) thereafter the company meets the Bid Price Rule for a minimum of 10 consecutive business days, unless extend in the Staff’s discretion.

The Reverse Stock Split may result in some stockholders owning “Odd Lots” that may be more difficult to sell or require greater transaction costs per share to sell. If the Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of common stock. A purchase or sale of less than 100 shares of common stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares of common stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their common stock.

The Reverse Stock Split may lead to a decrease in our overall market capitalization. The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our common stock does not increase in proportion to the Reverse Stock Split ratio, then the value of our Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of common stock outstanding following the Reverse Stock Split.

Criteria to be Used for Determining the Reverse Stock Split Ratio to Implement

In determining which Reverse Stock Split ratio to implement, if any, following receipt of stockholder approval of this Proposal 1, our Board may consider, among other things, various factors, such as:

●	The historical trading price and trading volume of our common stock;

●	The then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market for our common stock in the short and long-term;

●	Our ability to maintain our listing on The Nasdaq Capital Market;

●	Which Reverse Stock Split ratio would result in the least administrative cost to us;

●	Prevailing general market and economic conditions; and

●	Whether and when our Board of Directors desires to have the additional authorized but unissued shares of common stock that will result from the implementation of a Reverse Stock Split available to provide the flexibility to use our common stock for business and/or financial purposes, as well as to accommodate the shares of our common stock to be authorized and reserved for future equity awards.

Effects of Reverse Stock Split

After the effective date of the Reverse Stock Split, each stockholder will own a reduced number of shares of common stock. However, the Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share as described below. Voting rights and other rights and preferences of the holders of our common stock will not be affected by a Reverse Stock Split (other than as a result of the rounding up in lieu of issuing fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to a Reverse Stock Split would continue to hold 2% (assuming there is no impact as a result of the rounding up in lieu of issuing fractional shares) of the voting power of the outstanding shares of our common stock immediately after such Reverse Stock Split. The number of stockholders of record will not be affected by a Reverse Stock Split.

The principal effects of a Reverse Stock Split will be that:

●	Depending on the Reverse Stock Split ratio selected by the Board, each 2 to 250 shares of our common stock owned by a stockholder will be combined into one new share of our common stock;

●	By effectively condensing a number of pre-split shares into one share of common stock, the per share price of a post-split share is generally greater than the per share price of a pre-split share. The amount of the initial increase in per share price and the duration of such increase, however, is uncertain. The Board may utilize the Reverse Stock Split as part of its plan to maintain the required minimum per share price of the common stock under the Nasdaq listing standards;

●	By reducing the number of shares outstanding without reducing the number of shares of common stock authorized for issuance, the Reverse Stock Split will increase the number of shares of common stock available for issuance. The Board believes the increase is appropriate for use to fund the future operations of the Company. Although the Company does not have any pending acquisitions for which shares are expected to be used, the Company may also use authorized shares in connection with the financing of future acquisitions;

●	No fractional shares of common stock will be issued in connection with the Reverse Stock Split; instead, stockholders who would be entitled to receive fractional shares of common stock because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will be issued an additional fraction of a share of common stock to round up to the next whole post-Reverse Stock Split share of common stock;

●	The total number of authorized shares of our common stock will remain at 5,000,000,000;

●	The total number of authorized shares of our preferred stock will remain at 500,000,000;

●	Based upon the Reverse Stock Split ratio selected by the Board, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise or vesting of all then outstanding stock options, restricted stock units and warrants, which will result in a proportional decrease in the number of shares of common stock reserved for issuance upon exercise or vesting of such stock options, restricted stock units and warrants, and, in the case of stock options and warrants, a proportional increase in the exercise price of all such stock options and warrants;

●	Based upon the Reverse Stock Split ratio selected by the Board, proportionate adjustments will be made to the per share conversion price of outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock and the number of shares of common stock issuable upon the conversion of then outstanding shares of the Preferred Stock, which will result in a proportional decrease in the number of shares of common stock reserved for issuance upon exercise of such Preferred Stock and a proportional increase in the conversion price of all such Preferred Stock; and

●	The number of shares then reserved for issuance under our equity compensation plans will generally be reduced proportionately based upon the Reverse Stock Split ratio selected by the Board; however, pursuant to the terms of the Company’s 2022 Equity Incentive Plan, as amended, the number of shares then reserved for issuance under such plan will not be adjusted based upon the Reverse Stock Split ratio.

After the effective date of the Reverse Stock Split, our common stock would have a new committee on uniform securities identification procedures number, or CUSIP number, a number used to identify our common stock.

Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The implementation of any proposed Reverse Stock Split will not affect the registration of our common stock under the Exchange Act. Our common stock would continue to be listed on The Nasdaq Capital Market under the symbol “MULN” immediately following the Reverse Stock Split, although it is likely that Nasdaq would add the letter “D” to the end of the trading symbol for a period of 20 trading days after the effective date of the Reverse Stock Split to indicate that the Reverse Stock Split had occurred.

Effective Date

The proposed Reverse Stock Split would become effective at 4:30 p.m., Eastern Time, on the date of filing of a Certificate of Amendment with the office of the Secretary of State of the State of Delaware, or such later date and time as is set forth in the Certificate of Amendment, which date we refer to in this Proposal 1 as the “Reverse Split Effective Date.” At the effective time on the Reverse Split Effective Date, shares of common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of us or our stockholders, into a reduced number of shares of our common stock in accordance with the Reverse Stock Split ratio determined by our Board within the limits set forth in this Proposal 1 and stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will be issued an additional fraction of a share of common stock to round up to the next whole share.

Effect on Beneficial Holders (i.e., Stockholders Who Hold in “Street Name”)

If the proposed Reverse Stock Split is approved and effected, we intend to treat common stock held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as stockholders whose shares are registered in their own names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their customers holding common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If you hold shares of common stock with a bank, broker or other nominee and have any questions in this regard, you are encouraged to contact your bank, broker or other nominee.

Effect on Registered “Book-Entry” Holders (i.e., Stockholders That are Registered on the Transfer Agent’s Books and Records but do not Hold Certificates)

Some of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with our transfer agent, Continental Stock Transfer. These stockholders do not have stock certificates evidencing their ownership of common stock. They are, however, provided with a statement reflecting the number of shares registered in their names. If a stockholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-Reverse Stock Split shares. If a stockholder is entitled to post-Reverse Stock Split shares, a statement will automatically be sent to the stockholder’s address of record indicating the number of shares of common stock held following the Reverse Stock Split.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value of our common stock would remain unchanged at $0.001 per share, if the Reverse Stock Split is effected.

The Company’s stockholders’ equity in its consolidated balance sheet would not change in total. However, the Company’s stated capital (i.e., $0.001 par value times the number of shares issued and outstanding), would be proportionately reduced based on the reduction in shares of common stock outstanding. Additional paid in capital would be increased by an equal amount, which would result in no overall change to the balance of stockholders’ equity.

Additionally, net income or loss per share for all periods would increase proportionately as a result of the Reverse Stock Split since there would be a lower number of shares outstanding. We do not anticipate that any other material accounting consequences would arise as a result of the Reverse Stock Split.

Potential Anti-Takeover Effect

Even though the proposed Reverse Stock Split would result in an increased proportion of unissued authorized shares to issued shares, which could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of us with another company), the Reverse Stock Split is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar amendments to the Board and our stockholders.

No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the General Corporation Law of the State of Delaware with respect to the proposed amendment to our Second Amended and Restated Certificate of Incorporation to effect a Reverse Stock Split.

Material U.S. Federal Income Tax Considerations of the Reverse Stock Split

The following discussion summarizes certain material U.S. federal income tax considerations of the Reverse Stock Split that would be expected to apply generally to U.S. Holders (as defined below) of our common stock. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, or the Code, existing Treasury Regulations under the Code and current administrative rulings and court decisions, all of which are subject to change or different interpretation. Any change, which may or may not be retroactive, could alter the tax consequences to us or our stockholders as described in this summary. No ruling from the U.S. Internal Revenue Service, or the IRS, has been or will be requested in connection with the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or a court would not sustain any such challenge.

No attempt has been made to comment on all U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to particular U.S. Holders, including holders: (i) who are subject to special tax rules such as dealers, brokers and traders in securities, mutual funds, regulated investment companies, real estate investment trusts, insurance companies, banks or other financial institutions or tax-exempt entities; (ii) who acquired their shares in connection with stock options, stock purchase plans or other compensatory transactions; (iii) who hold their shares as a hedge or as part of a hedging, straddle, “conversion transaction”, “synthetic security”, integrated investment or any risk reduction strategy; (iv) who are partnerships, limited liability companies that are not treated as corporations for U.S. federal income tax purposes, S corporations, or other pass-through entities or investors in such pass-through entities; (v) who do not hold their shares as capital assets for U.S. federal income tax purposes (generally, property held for investment within the meaning of Section 1221 of the Code); (vi) who hold their shares through individual retirement or other tax-deferred accounts; or (vii) who have a functional currency for United States federal income tax purposes other than the U.S. dollar.

In addition, the following discussion does not address state, local or foreign tax consequences of the Reverse Stock Split, the Medicare tax on net investment income, U.S. federal estate and gift tax, the alternative minimum tax, the rules regarding qualified small business stock within the meaning of Section 1202 of the Code, or any other aspect of any U.S. federal tax other than the income tax. The discussion assumes that for U.S. federal income tax purposes the Reverse Stock Split will not be integrated or otherwise treated as part of a unified transaction with any other transaction. Furthermore, the following discussion does not address the tax consequences of transactions effectuated before, after or at the same time as the Reverse Stock Split, whether or not they are in connection with the Reverse Stock Split.

For purposes of this discussion, a U.S. Holder means a beneficial owner of our common stock who is: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or any subdivision thereof; (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or (iv) a trust (other than a grantor trust) if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

HOLDERS OF OUR COMMON STOCK ARE ADVISED AND EXPECTED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF THEIR PERSONAL CIRCUMSTANCES AND THE CONSEQUENCES OF THE REVERSE STOCK SPLIT UNDER STATE, LOCAL AND FOREIGN TAX LAWS.

Tax Consequences of the Reverse Stock Split

●	The Reverse Stock Split is intended to be treated as a tax deferred “recapitalization” for U.S. federal income tax purposes. The remainder of the discussion assumes the Reverse Stock Split will qualify as a recapitalization.

●	No gain or loss will be recognized by us as a result of the Reverse Stock Split.

●	A U.S. Holder who receives solely a reduced number of shares of common stock pursuant to the Reverse Stock Split will generally recognize no gain or loss. A U.S. Holder who receives cash in lieu of a fractional share interest will generally recognize gain or loss equal to the difference between (i) the portion of the tax basis of the pre-Reverse Stock Split shares allocated to the fractional share interest and (ii) the cash received.

●	A U.S. Holder’s basis in the U.S. Holder’s post-Reverse Stock Split shares will be equal to the aggregate tax basis of such U.S. Holder’s pre-Reverse Stock Split shares decreased by the amount of any basis allocated to any fractional share interest for which cash is received.

●	The holding period of our stock received in the Reverse Stock Split will include the holding period of the pre-Reverse Stock Split shares exchanged.

●	For purposes of the above discussion of the basis and holding periods for shares of the stock received in the Reverse Stock Split, U.S. Holders who acquired different blocks of our stock at different times for different prices must calculate their basis, gains and losses, and holding periods separately for each identifiable block of such stock exchanged, converted, canceled or received in the Reverse Stock Split. U.S. Holders who acquired different blocks of our stock at different times for different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

●	Any gain or loss recognized by a U.S. Holder as a result of the Reverse Stock Split will generally be a capital gain or loss and will be long term capital gain or loss if the U.S. Holder’s holding period for the shares of our stock exchanged is more than one year.

●	Certain U.S. Holders may be required to attach a statement to their tax returns for the year in which the Reverse Stock Split is consummated that contains the information listed in applicable Treasury Regulations. U.S. Holders are urged to consult their own tax advisors with respect to the applicable reporting requirements.

●	Any cash payments for fractional shares made to U.S. Holders in connection with the Reverse Stock Split may be subject to backup withholding on a U.S. Holder’s receipt of cash, unless such U.S. Holder furnishes a correct taxpayer identification number and certifies that such U.S. Holder is not subject to backup withholding or such U.S. Holder is otherwise exempt from backup withholding. In the event any amount is withheld under the backup withholding rules, the U.S. Holder should consult with its own tax advisors as to whether the U.S. Holder is entitled to any credit, refund or other benefit with respect to such backup withholding and the procedures for obtaining such credit, refund or other benefit.

Reservation of Right to Abandon Reverse Stock Split

The Board of Directors reserves the right to abandon the Reverse Stock Split without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of State of the State of Delaware of the Certificate of Amendment, even if the authority to effect the Reverse Stock Split has been approved by our stockholders at the Special Meeting.

Vote Required; Board of Directors Recommendation

You may vote in favor of or against this proposal or you may abstain from voting.

Approval of Proposal 4 will require votes cast for the Reverse Stock Split Proposal to exceed the votes cast against such proposal, assuming the presence of a quorum and if the shares of common stock meet the listing requirement of the national securities exchange on which they are listed relating to the minimum number of holders immediately after the reverse stock split amendment becomes effective. Holders of shares of common stock, Series A Preferred Stock and Series C Preferred Stock (voting on an as-converted to common stock basis) are entitled to cast votes on this Reverse Stock Split Proposal.

Proposal 4 is a routine matter. If you own shares through a bank, broker or other holder of record, those shares may be voted on Proposal 4 by such bank, broker or other holder of record. Abstentions and broker non-votes (if any) will have no effect on the approval of this Proposal 4. Abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF AN AMENDMENT OF THE COMPANY’S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S OUTSTANDING COMMON STOCK AT AN EXCHANGE RATIO BETWEEN 1-FOR-2 TO 1-FOR-250, AS DETERMINED BY THE COMPANY’S BOARD OF DIRECTORS.

PROPOSAL 5

THE 3(a)(10) PROPOSAL

TO APPROVE, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(D), THE ISSUANCE OF UP TO $20 MILLION OF SHARES OF COMMON STOCK PURSUANT TO THE EXEMPTION FROM REGISTRATION SET FORTH IN SECTION 3(a)(10) OF THE SECURITIES ACT

We are asking our stockholders to approve the potential issuance of shares of our Common Stock, or securities convertible into our common stock, in one or more non-public transactions (including without limitation private placements of debt or equity securities for cash, private placements of debt or equity securities for services, securities exchange agreements intended to restructure or repay outstanding liabilities (including overdue trade payables), issuances exempt from registration pursuant to Section 3(a)(10) of the Securities Act in connection with financing transactions intended to extinguish outstanding trade payables and liabilities incurred in the ordinary course (including overdue trade and account payables related to the Company’s and Bollinger’s supply chains) subject to the following limitations:

●	the total aggregate consideration for securities we issue will not exceed $20 million;

●	the maximum discount at which securities (which may consist of shares of common stock or debt or equity securities convertible into common stock, and accompanying warrants for the issuance of additional shares of common stock) will be equivalent to no more than a discount of 35% of the volume weighted-average price of our common stock over the 90-day trading period prior to the date of issuance; and

●	such other terms as our Board shall deem to be in the best interests of the Company and its stockholders, not inconsistent with the foregoing.

Section 3(a)(10) of the Securities Act exempts from registration a security that is issued in exchange for outstanding securities where the terms and conditions of such issuance and exchange are approved, after a hearing upon the fairness of such terms and conditions at which all persons to whom it is proposed to issue securities in such exchange have the right to appear, by a court or by a governmental authority expressly authorized by law to grant such approval.

Nasdaq Listing Rule 5635(d) requires stockholder approval in connection with a transaction other than a public offering involving the sale or issuance by the issuer of common stock (or securities convertible into or exchangeable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for a price that is less than the lower of: (i) the closing price of the common stock immediately preceding the signing of the binding agreement for the issuance of such securities; or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement for the issuance of such securities.

We may seek to raise additional capital to implement our business strategy, pay vendors and service providers, extinguish outstanding trade payables and liabilities incurred in the ordinary course, or enhance our overall capitalization. We have not determined the particular terms for such prospective offerings. Because we may seek additional capital that may require stockholder approval under Nasdaq rules, we are seeking stockholder approval now, so that we will be able to move quickly to take full advantage of any opportunities that may develop.

The authorization provided by stockholders pursuant to this proposal will expire 12 months after the date of approval by stockholders.

We anticipate that any recipient of shares of common stock issued as described in will agree that neither it nor any of its affiliates will acquire shares of our common stock that will result in such recipient and its affiliates, collectively, beneficially owning or controlling more than 4.99% or 9.99% of the total outstanding shares of our common stock.

The issuance of shares of our common stock will dilute the percentage ownership interest of all stockholders, may dilute the book value per share of our common stock and will increase the number of the Company’s outstanding shares, which could depress the market price of our common stock. Existing stockholders do not have preemptive rights to subscribe to additional shares that may be issued by the Company in order to maintain their proportionate ownership of the common stock.

The issuance of shares of common stock in one or more non-public offerings could have an anti-takeover effect. Such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction that may otherwise be beneficial to stockholders.

Our Board has not yet determined the terms and conditions of any offerings. As a result, the level of potential dilution cannot be determined at this time, but as discussed above, we may not issue more than $20 million worth of shares of common stock in the aggregate pursuant to the authority requested from stockholders under this proposal. It is possible that if we conduct a non-public stock offering, some of the shares we sell could be purchased by one or more investors who could acquire a large block of our common stock. This would concentrate voting power in the hands of a few stockholders who could exercise greater influence on our operations or the outcome of matters put to a vote of stockholders in the future.

We cannot determine what the actual net proceeds of the offerings would be until such offerings are completed, but as discussed above, the aggregate dollar amount of the non-public offerings will be no more than $20 million.

We expect the net proceeds of offerings will be used, directly or indirectly, to implement our business strategy, pay (directly or indirectly) vendors and service providers, extinguish outstanding liabilities and trade payables, and for other general working capital purposes.

Vote Required; Board of Directors Recommendation

You may vote in favor of or against this proposal or you may abstain from voting. Approval of this Proposal 5 requires the affirmative vote of a majority of the voting power of the outstanding shares of the Company’s common stock, Series A Preferred Stock and Series C Preferred Stock (voting on an as-converted to common stock basis), present in person or represented by proxy at the Special Meeting and entitled to vote thereon, all voting together as a single class, assuming the presence of a quorum. If stockholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board are to be voted on this proposal, such shares will be voted in favor of the approval of this proposal.

Proposal 5 is a non-routine matter. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote on Proposal 5 in order for them to vote your shares so that your vote can be counted. Abstentions will have the same effect as votes “against” the proposal. Broker non-votes will have no effect on the result of the vote, although broker non-votes will be considered present for the purpose of determining the presence of a quorum.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ISSUANCE OF UP TO $20 MILLION OF SHARES OF COMMON STOCK PURSUANT TO THE EXEMPTION FROM REGISTRATION SET FORTH IN SECTION 3(a)(10) OF THE SECURITIES ACT

PROPOSAL 6

THE 2022 PLAN AMENDMENT PROPOSAL

APPROVAL OF AMENDMENT TO THE 2022 PLAN FOR THE ADOPTION OF AN AUTOMATIC QUARTERLY INCREASE IN THE SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE 2022 PLAN

Introduction

We are seeking the approval of our stockholders in accordance with Nasdaq Rule 5635(c), which requires stockholder approval for the establishment or material amendment of any equity compensation arrangement, with limited exceptions, for an amendment to our 2022 Equity Incentive Plan, as amended (the “2022 Plan”), for the adoption of an automatic quarterly increase in the shares of common stock available for issuance under the 2022 Plan. Our Board has approved the 2022 Plan amendment contemplated by this Proposal 5 and recommends its approval by our stockholders.

The 2022 Plan was originally adopted by our stockholders in July 2022 and, at that time, we initially reserved 7,000,000 shares of our common stock (adjusted to reflect the 1:25 reverse stock split effective May 4, 2023) under the 2022 Plan. In August 2023, the stockholders approved an amendment increasing the reserved shares under the 2022 Plan by 52,0000 shares, which amendment also provides that all shares reserved under the 2022 Plan are not subject to any adjustment, in September 2023, the stockholders approved an amendment increasing the reserved shares under the 2022 Plan by an additional 11,000,000 shares, in March 2025, the stockholders approved an amendment increasing the reserved shares under the 2022 Plan by an additional 20,000,000 shares as well as an automatic annual increase of 10% in the shares of common stock available for issuance under the 2022 Plan based on a percentage of the number of shares of common stock outstanding on September 30 of such year, and in May 2025, the stockholders approved an amendment increasing the reserved shares under the 2022 Plan by an additional 15,000,000 shares. As of June 6, 2025, there were 21,666,678 shares available for future grants of awards under the 2022 Plan, which amount is not subject to adjustment.

The Amendment to Adopt an Automatic Quarterly Increase of Shares Available for Issuance under the 2022 Plan

The 2022 Plan amendment contemplated by this Proposal 5 calls for the adoption of an automatic quarterly increase in the shares of common stock available for issuance under the 2022 Plan. Pursuant to this provision, the number of shares available for issuance under the 2022 Plan will automatically increase on each of January 1, April 1, July 1, and October 1, commencing on October 1, 2025 until the Plan’s expiration in July 2032, in an amount equal to ten percent (10%) of the total number of shares of common stock outstanding on December 31, March 31, June 30 and September 30 of the preceding fiscal quarter, respectively, provided that our Board may decide, prior to the first day of any quarter year, to provide that there shall be no increase in the shares available for issuance under the 2022 Plan for such fiscal quarter or that the increase shall be a lesser number of shares than otherwise provided under the automatic quarterly increase provision (the “Amendment”).

Our Board of directors is recommending that our stockholders approve the amendment to adjust the number of shares reserved and available for issuance under the 2022 Plan under its “evergreen” feature quarterly rather than annually. Our Board believes that the 2022 Plan amendment contemplated by the Proposal is an effective and cost-efficient means to ensure that we maintain under the 2022 Plan the flexibility with respect to stock-based compensation necessary to establish appropriate long-term incentives to achieve our objectives. Specifically, our Board believes that it is advisable to ensure annual increases in the share limit under the 2022 Plan in order to attract and compensate employees, officers, directors and others upon whose judgment, initiative and effort we depend.

Pursuant to the 2022 Plan amendment contemplated by this Proposal, Section 4.1(b) to the 2022 Plan will be amended and restated, as follows:

“(b) In addition to subpart (a) above, the maximum number of shares of Common Stock reserved and available for grant shall automatically increase on a quarterly basis on the first day of each fiscal quarter calendar year beginning on October 1, 2025 equal to the lesser of: (A) ten percent (10%) of the total number of shares of Common Stock outstanding on the from the last day of the preceding fiscal quarter, as the number of shares are determined on a fully-diluted basis assuming the conversion into Common Stock of any convertible securities, including shares of preferred stock; upon the conversion of any convertible indebtedness, and upon the exercise of any Common Stock purchase warrants issued in a capital transaction (generally, either a financing or acquisition transaction); but excluding Common Stock issuable upon the exercise of any outstanding stock options or warrants granted under this Plan or in any non-capital type transaction (generally intended to exclude options or warrants granted as a form of compensation in connection with services rendered or to be rendered); and (B) such smaller number of shares of Common Stock as may be determined by the Board. For the purposes of the above, in the case of convertible securities that may be issued subject to a variable exercise or conversion price, the number of outstanding shares will be determined as if the convertible securities were exercised and/or converted at the lowest price possible under the existing instrument. For clarity, the shares available for grant in this Section 4.1 is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 4.1 does not limit the granting of Awards outside of the Plan. Shares of Common Stock may be issued in connection with a merger or acquisition as permitted by, as applicable, Nasdaq Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, NYSE-American Company Guide Section 711 or other applicable rule, and any such issuance shall not reduce the number of shares of Common Stock available for issuance under the Plan.”

The inclusion of this information in this Proxy Statement should not be regarded as an indication that the assumptions used to determine the number of shares will be predictive of actual future equity grants. These assumptions are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve risks and uncertainties that could cause actual outcomes to differ materially from those in the forward-looking statements, including our ability to attract and retain talent, achievement of performance metrics with respect to certain equity-based awards, the extent of option exercise activity, and others, including those described in our Form 10-K for the year ended September 30, 2024.

Summary of the 2022 Equity Incentive Plan

The 2022 Plan, as amended by the Amendment, contains the following important features:

●	Repricing of stock options and stock appreciation rights is prohibited unless stockholder approval is obtained.

●	Stock options and stock appreciation rights must be granted with an exercise price that is not less than 100% of the fair market value on the date of grant.

●	The 2022 Plan has a ten-year term.

●	If an award expires unexercised, or is forfeited, canceled, reacquired by us at cost, satisfied without issuance of stock or payment of cash or is otherwise terminated without being exercised, the unvested or cancelled shares will be returned to the available pool of shares for future awards.

Excluding the effects of the Amendment, as of June 6, 2025, there are currently 21,666,678 shares available for future grants of awards under the 2022 Plan. Furthermore, the 2022 Plan currently includes an automatic annual increase in the shares of common stock available for issuance whereby the number of shares available for issuance under the 2022 Plan will automatically increase on October 1st of each year, commencing on October 1, 2025 until the Plan’s expiration in July 2032, in an amount equal to ten percent (10%) of the total number of shares of common stock outstanding on September 30th of the preceding fiscal year, provided that our Board may decide, prior to the first day of any fiscal year, to provide that there shall be no increase in the shares available for issuance under the 2022 Plan for such fiscal year or that the increase shall be a lesser number of shares than otherwise provided under the automatic annual increase provision. If the Amendment is approved, this automatic annual increase will be replaced with the automatic quarterly increase set forth in the Amendment.

Administration. The 2022 Plan is administered by the Compensation Committee of our Board. Subject to the provisions of the 2022 Plan, the Compensation Committee has full power and authority to select the participants to whom awards will be granted, to determine (and modify) the specific terms and conditions of each award, including the conditions for the vesting, performance goals and exercisability of the award, and to interpret the 2022 Plan and adopt, amend, or rescind rules, procedures, agreements, and forms relating to the 2022 Plan.

Eligibility. Employees, directors, and third party service providers are eligible to receive awards, although third party service providers and outside directors are not eligible for incentive stock options. The Compensation Committee has the discretion to select the employees, directors, and third party service providers to whom awards will be granted. As of May 31, 2025, we had approximately [200] employees, 4 non-employee directors and 10 consultants (including Ignacio Novoa and William Miltner) who were eligible to participate in the 2022 Plan. The actual number of individuals or entities who will receive awards cannot be determined in advance because the Compensation Committee has the discretion to select the award recipients.

Types of Awards. The following is a brief summary of the types of awards that may be granted:

Stock Options. A stock option (either an incentive stock option or a non-statutory stock option) entitles the participant to purchase shares of our common stock at specified times at an exercise price set on the grant date. A participant has no rights as a stockholder with respect to any shares covered by the option until the option is exercised by the participant and shares are issued by us. At the time of grant, the Compensation Committee will determine such matters as: (a) whether the award will be an incentive stock option or a non-statutory stock option; (b) the number of underlying shares; (c) the exercise price, which may not be less than 100% of the fair market value of a share on the grant date; (d) the vesting schedule; and (e) the term of the option, which may not exceed 10 years from the grant date.

Stock Appreciation Right (“SAR”). An SAR is an award entitling the participant to receive cash or shares, or a combination thereof, with a value equal to any increase in the value of our shares from the date of grant to the date of exercise. The amount of the award to be paid on an exercise date is determined by multiplying the number of shares for which the SAR is exercised by the excess of the fair market value of a share on the date of exercise over the per share exercise price. For cash-settled SARs, the participant will have no rights as a stockholder. For stock-settled SARs, the participant will have no rights as a stockholder with respect to any shares covered by the SAR until the award is exercised by the participant and we issue the shares. At the time of grant, the Compensation Committee will determine such matters as: (a) the number of shares subject to the award; (b) whether the award will be settled in cash, shares, or a combination of both; (c) the exercise price, which may not be less than 100% of the fair market value of a share on the grant date; (d) the vesting schedule; and (e) the term of the SAR. A SAR may be granted independently or in combination with a related stock option. The term of an SAR may not exceed 10 years from the grant date.

Restricted Stock and Restricted Stock Units. A restricted stock award is an award to the participant of shares of our stock, which may be subject to restrictions on sale or transfer and/or recoverable by us if specified conditions are not met. A restricted stock unit is an award entitling the participant to receive shares or the cash equivalent of shares at a future date, subject to restrictions. In either case, the lapse of these restrictions may be based on continuing employment (or other business relationship) with us and our subsidiaries and/or achievement of performance goals. At the time of grant, the Compensation Committee will determine such matters as: (a) the number of shares subject to the award; (b) the purchase price or consideration (if any) for the shares; (c) the restrictions placed on the shares; (d) the date(s) when the restrictions placed on the shares will lapse or the performance period during which the achievement of the performance goals will be measured; and (e) in the case of restricted stock units, whether the award will be paid in shares or the cash equivalent of the value of shares. During the period that the restrictions are in place, a participant granted restricted stock will have the rights of a stockholder, including voting and dividend rights, but not the right to sell or transfer the shares, and subject to the obligation to return the share under specified circumstances. A participant granted restricted stock units does not have stockholder rights until shares are issued, if at all.

Performance-Based Awards. Any of the awards under the 2022 Plan may be granted as performance-based awards. As determined by the Compensation Committee, the performance goals applicable to an award may be based upon one or more of the following performance criteria: revenue; gross profit or margin; operating profit or margin; earnings before or after interest, taxes, depreciation, and/or amortization; net earnings or net income (before or after taxes); earnings per share; share price (including, but not limited to, growth measures and total stockholder return); cost reduction or savings; return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue); cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment); productivity ratios or other metrics; performance against budget; market share; working capital targets; economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital); financial ratio metrics; and organizational/transformation metrics. These measures may be measured against our performance or other benchmarks. The Compensation Committee may provide in any such award that any evaluation of performance may include or exclude certain specified events that occur during a performance period.

Limited Transferability of Awards. Awards generally may not be sold or transferred, other than by will or by the applicable laws of descent and distribution or pursuant to a domestic relations order entered by a court of competent jurisdiction.

Effect of Change in Control and other Corporate Transactions. In the event of (i) a Change in Control with respect to us as defined in the 2022 Plan, including certain changes in ownership or Board composition, specified mergers, or sale of all or substantially all of our assets or (ii) and other merger, consolidation, sale of substantially all of our assets or other reorganization (collectively, (i) and (ii) are referred to as “Covered Transactions” in the 2022 Plan), any outstanding awards that are not assumed by the successor or substituted with an equivalent award (or if we are the surviving company in the transaction, any awards for which the transaction does not result in a continuation of such award) will be fully vested and exercisable, including shares that would not otherwise have been vested and exercisable, and shall remain exercisable for a period of fifteen (15) days from the date of notice from the Compensation Committee to the participant of such acceleration of vesting, and the award shall terminate at the end of such period.

The 2022 Plan grants the Compensation Committee authority to provide that any award shall become fully vested and exercisable in any Covered Transaction, including in the event of a participant’s termination of service without “Cause” or for “Good Reason” (as such terms are defined in the 2022 Plan) within a designated period (not to exceed 18 months) following the effective date of any Covered Transaction. All unvested options currently outstanding under the 2022 Plan vest on involuntary termination of employment within 18 months following a Covered Transaction.

Liquidation. In the event liquidation or dissolution of our company is proposed, each participant will be notified as soon as practicable before the effective date of the proposed transaction. The Compensation Committee may provide for a participant to have the right to exercise any outstanding awards until 10 days prior to the transaction (including by accelerating the exercise of awards that would not otherwise be exercisable) and may provide that repurchase options or forfeiture rights on awards can lapse if the proposed transaction takes place as contemplated. To the extent not exercised prior to the transaction, an award will terminate.

U.S. Federal Income Tax Consequences. The following is a summary of the general federal income tax consequences to participants who are U.S. taxpayers and to us relating to awards granted under the 2022 Plan. This summary is not intended to be exhaustive and does not address all matters that may be relevant to a particular participant based upon his or her specific circumstances.

Incentive Stock Options. No taxable income is recognized when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax). If the participant exercises an incentive stock option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the incentive stock option and then later sells or otherwise disposes of the shares before the end of the two or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option. Any additional gain or loss will be capital gain or loss.

Non-statutory Stock Options and Stock Appreciation Rights. No taxable income is recognized when a non-statutory stock option or a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the exercise date over the exercise price. Any additional gain or loss recognized upon later disposition of any shares received on exercise is capital gain or loss.

Restricted Stock. The federal income tax consequences of restricted stock depend on the facts and circumstances of each award, including, in particular, the nature of any restrictions imposed with respect to the awards. In general, unless the participant makes a valid election under Section 83(b) of the Code to be taxed at the time of grant of restricted stock, if an award is subject to a “substantial risk of forfeiture” (e.g., conditioned upon the future performance of substantial services by the participant) and is nontransferable, the participant will not have taxable income upon the grant of restricted stock. Instead, at the time the participant holds stock or other property free of any substantial risk of forfeiture or transferability restrictions, the participant will recognize ordinary income equal to the fair market value (on that date) of the shares or other property less any amount paid. Alternatively, the participant may elect under Section 83(b) of the Code to include as ordinary income in the year of grant of restricted stock, an amount equal to the fair market value (on the grant date) of the restricted stock less any amount paid.

Restricted Stock Units. In general, the participant will not have taxable income upon the grant of restricted stock units. Instead, when the restricted stock units vest and the participant receives stock or other property pursuant to the restricted stock units, the participant will recognize ordinary income equal to the fair market value (on the date of receipt) of the shares or other property less any amount paid.

Tax Withholding. Ordinary income recognized on exercise of non-statutory stock options and stock appreciation rights, on vesting of restricted stock and on delivery of stock or other property under restricted stock units is subject to income tax and employment tax withholding, unless the participant is a non-employee director or consultant. The Compensation Committee may allow a participant to satisfy his or her tax withholding requirements under federal and state tax laws in connection with the exercise or receipt of an award by electing to have shares withheld, and/or by delivering to us already-owned shares of our common stock.

Tax Effect for Us. We generally will be entitled to a tax deduction for an award under the 2022 Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes the income (for example, the exercise of a non-statutory stock option). However, Section 162(m) of the Code limits our ability to deduct the annual compensation to the principal executive officer, principal financial officer and the next three most highly compensated officers to $1,000,000 per individual, subject to an exception for qualified performance-based compensation granted on or before November 2, 2017.

This summary of the 2022 Plan amendment contemplated by this Proposal 6 is qualified in its entirety by reference to the full text of the current 2022 Plan, which is filed as exhibits 10.1 through 10.1(e) of the Company’s Annual Report on Form 10-K, filed with the SEC on January 24, 2025, exhibit 10.1 of the Company’s Current Report on Form 8-K, filed with the SEC on March 14, 2025, and exhibit 10.1 of the Company’s Current Report on Form 8-K, filed with the SEC on May 22, 2025. The foregoing description of the 2022 Plan is qualified in its entirety by reference to the full text of the 2022 Plan, which is incorporated herein by reference.

Other Information

Because all awards made under the 2022 Plan, as amended, will be made at the Compensation Committee’s discretion, the benefits and amounts that will be received or allocated under the 2022 Plan, including the Amendment are not determinable at this time. The closing price of the common stock, as reported on Nasdaq on June 11, 2025, was $4.79 per share.

Vote Required; Board of Directors Recommendation

You may vote in favor of or against this proposal or you may abstain from voting. Approval of the 2022 Plan amendment contemplated by this Proposal 6 requires the affirmative vote of a majority of the voting power of the outstanding shares of our common stock, our Series A Preferred and our Series C Preferred Stock (voting on an as-converted to common stock basis), present in person or represented by proxy at the Meeting and entitled to vote thereon, all voting together as single class, assuming the presence of a quorum. If stockholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board are to be voted on this proposal, such shares will be voted in favor of the approval of such amendment to the 2022 Plan.

Proposal 6 is a non-routine matter. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote on Proposal 6 in order for them to vote your shares so that your vote can be counted. Abstentions will have the same effect as votes “against” the proposal. Broker non-votes will have no effect on the result of the vote, although broker non-votes will be considered present for the purpose of determining the presence of a quorum. If the stockholders do not approve this proposal, the 2022 Plan will not be amended but the Company reserves the right to adopt such other compensation plans and programs as it deems appropriate and in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE 2022 PLAN FOR THE ADOPTION OF AN AUTOMATIC QUARTERLY INCREASE IN THE SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE 2022 PLAN.

PROPOSAL 7

THE ADDITIONAL WARRANTS AMENDMENT PROPOSAL

TO APPROVE, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(d), THE ISSUANCE OF SHARES OF COMMON STOCK UPON EXERCISE OF ADDITIONAL WARRANTS, AS AMENDED BY AMENDMENT NO. 1 TO THE SECURITIES PURCHASE AGREEMENT DATED MAY 14, 2024

On May 14, 2024, the Company entered into a Securities Purchase Agreement (the “2024 Securities Purchase Agreement”) and issued an aggregate principal amount of approximately $52.6 million of senior secured convertible notes and related warrants. The 2024 Securities Purchase Agreement further provides that for a certain period of time, the investors have the right, but not the obligation to purchase up to an additional approximately $52.6 million aggregate principal amount of additional notes and related additional warrants, and on December 12, 2024, in connection with an additional purchase of notes and warrants, the Company granted the investors an additional investment right for the purchase up to an additional approximately $4.6 million in an aggregate principal amount of additional notes and related additional warrants (collectively, the “2024 Additional Investment Rights”). The additional notes and warrants issued pursuant to the 2024 Additional Investment Rights have the same terms and conditions as set forth in the 2024 Securities Purchase Agreement; provided that the additional warrants will have a five-year term from the date of issuance of such warrant. Currently, the cashless exercise provision of additional warrants issued in connection with the exercise of the 2024 Additional Investment Rights is $0.01 per share, subject to adjustment for stock dividends, subdivisions, or combinations as described therein.

The issuance of shares of common stock upon conversion and exercise of the notes and warrants purchased pursuant to the 2024 Securities Purchase Agreement was approved by the stockholders of the Company at a special meeting held on July 9, 2024. Currently, there is approximately $27.6 million in aggregate principal amount of additional notes and related additional warrants remaining under the 2024 Additional Investment Rights.

On June 13, 2025, the Company and the investors entered into Amendment No. 1 to the 2024 Securities Purchase Agreement (the “Amendment”), whereby the formula for the cashless exercise provision of additional warrants issued in connection with the exercise of the 2024 Additional Investment Rights will be $0.01 per share and not subject to adjustment (the “Additional Warrants”). This proposal is seeking approval, for purposes of Nasdaq Listing Rule 5635(d), the issuance of shares of common stock issuable upon exercise of Additional Warrants, as amended by the Amendment, that may be issued from time to time upon exercise of the 2024 Additional Investment Rights.

Set forth below is a summary of the terms of the Additional Warrants, as amended by the Amendment. The information set forth in this Proposal is qualified in its entirety by reference to the full text of the 2024 Securities Purchase Agreement and the forms of related note and warrant, attached as Exhibits 10.3, 10.3(a), and 10.3(b), respectively, to our Quarterly Report on Form 10-Q, filed with the SEC on May 14, 2024. Stockholders are urged to carefully read these documents.

Description of the Warrants

The Additional Warrants have a term of five years and are exercisable for 200% of the shares of common stock underlying notes purchased in connection with the issuance of such Additional Warrants at an exercise price equal to 105% of closing sale price of the common stock on execution date of the 2024 Securities Purchase Agreement, subject to further adjustment.

The Additional Warrants provide for cashless exercise pursuant to which the holder will receive upon exercise a “net number” of shares of common stock determined according to the following formula:

Net Number = (A x B) / C

For purposes of the foregoing formula:

A = The total number of shares with respect to which the Warrant is then being exercised.

B = The Black Scholes Value (as described below).

C = The lower of the two Closing Bid Prices of the common stock in the two days prior the time of such exercise (as such Closing Bid Price is defined therein), but in any event not less than $0.01 (which amount is not subject to adjustment).

For purposes of the cashless exercise, “Black Scholes Value” means the Black Scholes value of an option for one share of common stock at the date of the applicable cashless exercise, as such Black Scholes value is determined, calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the Exercise Price, as adjusted, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate, (iii) a strike price equal to the Exercise Price in effect at the time of the applicable Cashless Exercise, (iv) an expected volatility equal to 135%, and (v) a deemed remaining term of the Additional Warrants of five years (regardless of the actual remaining term of the Additional Warrants).

The Company will have the option to require the holders to exercise the Additional Warrants for cash, if, at any time, the following conditions are met: (i) the registration statement covering the securities has been declared effective is effective and available for the resale of the securities and no stop-order has been issued nor has the SEC suspended or withdrawn the effectiveness of the registration statement; (ii) the Company is not in violation of any of the rules, regulations or requirements of, and has no knowledge of any facts or circumstances that could reasonably lead to suspension in the foreseeable future on, the principal market; and (iii) the VWAP for each trading day during the 10 trading day period immediately preceding the date on which the Company elects to exercise this option is 250% above the exercise price.

The Company must reserve out of authorized and unissued shares a number of shares of common stock equal to 250% of the maximum number of shares of common stock that are issuable upon exercise of the Additional Warrants. If the Company fails to timely deliver shares upon exercise of Additional Warrants, the Company will be required to either (A) pay the holder in cash for each trading day on which shares are not delivered 5% of the product of the number of shares not so issued multiplied by the closing sale price of the common stock on the trading day immediately preceding the required delivery date, or (B) if the holder purchases shares of Common Stock in anticipation of delivery of shares upon exercise of the Additional Warrant, as applicable, cash in an amount equal to holder’s total purchase price of such shares.

The exercise price and number of shares issuable upon exercise of Additional Warrants will further be adjusted upon the occurrence of certain events and holders will be allowed to participate in certain issuances and distributions (subject to certain limitations and restrictions), including certain stock dividends and splits, dilutive issuances of additional common stock, and dilutive issuances of, or changes in option price or rate of conversion of, options or convertible securities, as well as the issuance of purchase rights or distributions of assets.

If, during restricted period, the Company effects a subsequent financing, including the issuance of options and convertible securities, any Common Stock, issued or sold or deemed to have been issued or sold for a consideration per share less than a price equal to the current exercise price of the Additional Warrants (a “Dilutive Issuance”), then immediately after such issuance, the exercise price, as applicable, will be reduced (and in no event increased) to the price per share as determined in accordance with the following formula:

EP2 = EP1 x (A + B) / (A + C)

For purposes of the foregoing formula:

A = The total number of Additional Warrant Shares with respect to which the Additional Warrant may be exercised.

B = The total number of shares of common stock that would be issued or issuable under the Dilutive Issuance if issued at a per share equal to EP1.

C = The total number of shares of common stock actually issued or issuable under the Dilutive Issuance.

EP1 = The Exercise Price in effect immediately prior to a Dilutive Issuance.

EP2 = The Exercise Price immediately after such Dilutive Issuance; provided, however, that such price shall in no event be less than $0.01 (as adjusted since the execution date and as may be further adjusted).

“Restricted period” means the period commencing on the purchase date and ending on the earlier of (i) the date immediately following the 90th day after a registration statement registering for the securities has been declared effective by the SEC and (ii) the 90th day after the securities purchased are saleable under Rule 144 without the requirement for current public information and without volume or manner of sale limitations.

The Additional Warrants also provide for certain purchase rights whereby if the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of common stock, then the holder will be entitled to acquire such purchase rights which the holder could have acquired if the holder had held the number of shares of common stock acquirable upon complete exercise of the Additional Warrant.

Reasons for Requesting Stockholder Approval

Nasdaq Listing Rule 5635(d) requires stockholder approval in connection with a transaction other than a public offering involving the sale or issuance by the issuer of common stock (or securities convertible into or exchangeable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for a price that is less than the lower of: (i) the closing price of the common stock immediately preceding the signing of the binding agreement for the issuance of such securities; or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement for the issuance of such securities. The potential issuance of the shares of common stock underlying the Additional Warrants does not constitute a public offering under the Nasdaq Listing Rules.

The Board has determined that the Amendment to the Additional Warrants is in the best interests of the Company and its stockholders because of the Company’s need to obtain additional financing.

The issuance of the Additional Warrants will not affect the rights of the holders of outstanding shares of common stock, but such issuances will have a dilutive effect on the existing stockholders, including the voting power and economic rights of the existing stockholders.

As described above, the Additional Warrants contain anti-dilution provisions that may materially increase the number of shares of common stock that are issued by the Company in connection with the exercise of the Additional Warrants. No assurance can be given that any shares of common stock will be issued upon conversion of the Additional Warrants, or that additional shares of common stock will not be issued in the event that the number of shares of common stock issuable upon the exercise of the Additional Warrants does not increase pursuant to the terms of such Additional Warrants.

Unlike Nasdaq Rule 5635, which limits the aggregate number of shares of common stock the Company may issue to an investor, the Additional Warrants provide a 9.99% beneficial ownership limitation that limits the number of shares the investor may beneficially own at any one time. Consequently, the number of shares of common stock an investor may beneficially own in compliance with the beneficial ownership limitation may increase over time as the number of outstanding shares of common stock increases over time. In addition, the investor may sell some or all of the shares they receive upon exercise of the Additional Warrants, permitting them to acquire additional shares in compliance with the beneficial ownership limitation.

Possible Effects of Disapproval of this Proposal

Our Board is seeking the approval of our stockholders to authorize our issuance of shares of common stock upon exercise of Additional Warrants issued pursuant to the 2024 Additional Investment Rights. Unless the Company obtains the approval of its stockholders as required by Nasdaq, the Company will be prohibited from issuing additional common stock pursuant to exercise of the Additional Warrants, as amended by the Amendment, if the issuance of such shares of common stock would exceed 19.99% of the Company’s outstanding shares of common stock or otherwise exceed the aggregate number of shares of common stock which the Company may issue without breaching our obligations under the rules and regulations of Nasdaq.

If this Proposal 7 is not approved by our stockholders, we will not be able to issue and sell these securities pursuant to the 2024 Additional Investment Rights, thereby preventing us from raising additional funds. Our ability to successfully implement our business plans and ultimately generate value for our stockholders is dependent on our ability to maximize capital raising opportunities. If we were unsuccessful in raising additional capital, we would be required to curtail our plans to expand our manufacturing and sales capabilities and instead reduce operating expenses, dispose of assets, as well as seek extended terms on our obligations, the effect of which would adversely impact future operating results.

Vote Required; Board of Directors Recommendation

You may vote in favor of or against this proposal or you may abstain from voting. Approval of this Proposal 7 requires the affirmative vote of a majority of the voting power of the outstanding shares of the Company’s common stock, Series A Preferred Stock and Series C Preferred Stock (voting on an as-converted to common stock basis), present in person or represented by proxy at the Special Meeting and entitled to vote thereon, all voting together as a single class, assuming the presence of a quorum. If stockholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board are to be voted on this proposal, such shares will be voted in favor of the approval of this proposal.

Proposal 7 is a non-routine matter. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote on Proposal 7 in order for them to vote your shares so that your vote can be counted. Abstentions will have the same effect as votes “against” the proposal. Broker non-votes will have no effect on the result of the vote, although broker non-votes will be considered present for the purpose of determining the presence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(d), THE ISSUANCE OF SHARES OF COMMON STOCK UPON EXERCISE OF ADDITIONAL WARRANTS, AS AMENDED BY AMENDMENT NO. 1 TO THE SECURITIES PURCHASE AGREEMENT DATED MAY 14, 2024.

PROPOSAL 8

ADJOURNMENT PROPOSAL

The Adjournment Proposal, if adopted, will allow us to adjourn the Special Meeting from time to time, to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the foregoing proposals, or establish a quorum for the Special Meeting.

In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited by our Board to vote in favor of adjourning the Special Meeting and any later adjournments. If our stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the other proposals, including the solicitation of proxies from stockholders that have previously voted against any proposal, or establish a quorum. Among other things, approval of the Adjournment Proposal could mean that, even if proxies representing a sufficient number of votes against any of the proposals have been received, we could adjourn the Special Meeting without a vote on such proposal and seek to convince the holders of those shares to change their votes to votes in favor of the approval of such proposal.

Vote Required

The affirmative vote of the majority of the voting power of the outstanding shares of the Company’s common stock, the Company’s Series A Preferred Stock and the Company’s Series C Preferred Stock (voting on an as-converted to common stock basis), present in person or represented by proxy at the Special Meeting and entitled to vote thereon, all voting together as a single class, is required to approve the adjournment of the Special Meeting as described in this proposal. Abstentions will have the same effect as votes “against” this proposal and broker non-votes will not have an effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE ADJOURNMENT PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below contains information regarding the beneficial ownership of our common stock by (i) each person who is known to us to beneficially own more than 5% of our common stock, (ii) each of our directors and director-nominees, (iii) each of our named executive officers and (iv) all of our directors and executive officers as a group. The table below reflects the 1:25 reverse stock split that was effected on May 4, 2023, the 1:9 reverse stock split that was effected on August 11, 2023, the 1:100 reverse stock split that was effected on December 21, 2023, the 1:100 reverse stock split that was effected on September 17, 2024, the 1:60 reverse stock split that was effected on February 18, 2025, the 1:100 reverse stock split that was effected on April 11, 2025 and the 1:100 reverse stock split that was effected on June 2, 2025, where each fractional share resulting from such reverse stock splits held by a stockholder was rounded up to the next whole share. Beneficial ownership is determined in accordance with SEC rules and regulations.

Each stockholder’s percentage of ownership in the following table is based upon, as applicable, the following shares outstanding as of the Record Date:

Class	Number of Shares	As converted to common stock	Votes/Share	Number of Votes
common stock	[2,884,458]	N/A	One/share	[2,884,458]
Series A Preferred Stock	648	4	One/share	648
Series B Preferred Stock	0	0	One/share on an as-converted to common basis	0
Series C Preferred Stock	458	1	One/share on an as-converted to common basis	1
Series D Preferred Stock	363,097	1	One/share, only protective voting	363,097
Series E Preferred Stock	0	0	One/share on an as-converted to common basis	0

Each share of Series A Preferred Stock is entitled to 1 vote per share. Each share of Series C Preferred Stock is entitled to one vote for each share of common stock into which such share of Series C Preferred Stock can then be converted. Each share of Series D Preferred Stock is entitled to one vote for each share. Holders of the Series D Preferred Stock have no voting rights except a majority of the outstanding Series D Preferred Stock, voting separately, is required for approval of the authorization or issuance of an equity security having a preference over the Series D Preferred Stock, amendment of the Company’s Certificate of Incorporation or bylaws that adversely affect the rights of the Series D Preferred Stock, merger or consolidation of the Company, or dissolution, liquidation or bankruptcy, as set forth in Section 8 of the Certificate of Designation for Series D Preferred Stock.

Under the terms of the Preferred Stock, Notes and Warrants, a holder may not convert or exercise, as applicable, the Preferred Stock or warrants into common stock to the extent such exercise would cause such holder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 9.99%, as applicable, of our then outstanding common stock following such conversion or exercise, excluding for purposes of such determination common stock issuable upon conversion of other convertible securities which have not been converted or exercised. The number of shares in the table does not reflect this limitation.

To our knowledge, except as otherwise noted below and subject to applicable community property laws, each person or entity named in the following table has the sole voting and investment power with respect to all shares that he, she or it beneficially owns. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Mullen Automotive Inc. 1405 Pioneer Street, Brea, CA 92821.

	Common Stock(1)			Total Voting Power(2)
Name of Beneficial Owners	Shares		%	%
Named Executive Officers and Directors
David Michery	1		*	*
Jonathan New(3)	1		*	*
Chester Bragado	-		-	-
Mary Winter	-		-	-
Jonathan K. Andersen	-		-	-
Mark Betor	-		-	-
William Miltner	30		*	*
Ignacio Novoa	-		-	-
Kent Puckett	1		*	*
Directors and Executive Officers as a Group (11 Persons)(3)	33		*	*
5% Beneficial Owners:
Esousa Holdings, LLC(4)	[18,501,605	]	9.9%	9.9%
JADR Capital 2 Pty Ltd(5)	[6,004,638	]	9.9%	9.9%
TD Capital No 1 Pty Limited(6)	[5,403,340	]	9.9%	9.9%
Jim Fallon(7)	[364,484	]	9.9%	9.9%

*	Less than 1%.

(1)	In computing the number of shares of common stock beneficially owned by a person and the percentage of beneficial ownership of that person, shares of common stock underlying notes, options, warrants or shares of Preferred Stock held by that person that are convertible or exercisable, as the case may be, within 60 days of the Record Date are included. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Shares of common stock issuable upon cashless exercise of Warrants are determined as of [June 16], 2025 pursuant to the applicable terms of the Warrants.
(2)	Percentage total voting power represents voting power with respect to all outstanding shares of common stock, Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock; and excludes the Series D Preferred Stock, which is only entitled to limited voting rights. Percentage total voting power also excludes shares of common stock issuable upon exercise of warrants.
(3)	Consists of options to purchase 1 share of common stock.
(4)	Consists of (i) [7,529,240] shares of common stock issuable upon conversion of Notes, (iii) [10,972,364] shares of common stock issuable upon cashless exercise of Warrants, and (iv) 1 share of common stock issuable upon conversion of 458 shares of Series C Preferred Stock held by Esousa Holdings, LLC, which may be deemed to be beneficially owned by Michael Wachs, who serves as the sole managing member for Esousa Holdings, LLC. The address for Esousa Holdings, LLC and Michael Wachs is 211 E 43rd St, 4th Fl, New York, NY 10017.
(5)	Consists of (i) [1,028,888] shares of common stock issuable upon conversion of Notes, and (ii) [4,975,750] shares of common stock issuable upon cashless exercise of Warrants, which may be deemed to be beneficially owned by Justin Davis-Rice, who serves as the Director of JADR Capital 2 Pty Ltd. The address for JADR Capital 2 Pty Ltd is Suite 61.06, 25 Martin Place, Sydney NSW 2000 Australia.
(6)	Consists of (i) [2,406,698] shares of common stock issuable upon conversion of Notes, and (ii) [2,996,642] shares of common stock issuable upon cashless exercise of Warrants, which may be deemed to be beneficially owned by Timothy Davis-Rice, who serves as the Director of TD Capital No 1 Pty Limited (“TD Capital”). The address for TD Capital is 4 Murchison Street, Mittagong, NSW 2575, Australia.
(7)	Consists of (i) [198,055] shares of common stock, (ii) [166,429] shares of common stock issuable upon conversion of Notes; and (iii) 4,362,086 shares of common stock issuable upon cashless exercise of Warrants. The address for Jim Fallon is 137 West 83rd St, Apt 5W, New York, NY 10024.

STOCKHOLDER PROPOSALS

Proposals to Be Included in Proxy Statement

If a stockholder would like us to consider including a proposal in our proxy statement and form of proxy relating to our 2026 annual meeting of stockholders pursuant Rule 14a-8 under the Exchange Act, a written copy of the proposal must be delivered no later than October 21, 2025 (the date that is 120 calendar days before the one year anniversary of the date of the proxy statement released to stockholders for this year’s annual meeting of stockholders). If the date of next year’s annual meeting is changed by more than 30 days from the anniversary date of this year’s meeting, then the deadline is a reasonable time before we begin to print and mail proxy materials. Proposals must comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8 under Exchange Act, in order to be included in our proxy materials.

Proposals to Be Submitted for 2026 Annual Meeting

Stockholders who wish to submit a proposal for consideration at our 2026 annual meeting of stockholders, but who do not wish to submit the proposal for inclusion in our proxy statement pursuant to Rule 14a-8 under the Exchange Act, must, in accordance with our bylaws, must have given timely notice thereof in writing to the secretary of the Company. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days (December 13, 2025) nor more than 120 days (November 13, 2025) prior to the first anniversary of the preceding year’s annual meeting of stockholders. In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the preceding year’s annual meeting, then notice must be received by the Company not more than the 120th day prior to the date of the meeting and not later than (i) the 90th day prior to the date of the meeting or, (ii) if later, the 10th day following the day on which public announcement of the date of the meeting was made. Public announcement means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the company with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.

The proposal must comply with the notice procedures and information requirements set forth in our bylaws, and the stockholder making the proposal must be a stockholder of record at the time of giving the notice and is entitled to vote at the meeting. Any stockholder proposal that is not submitted pursuant to the procedures set forth in our bylaws will not be eligible for presentation or consideration at the next annual meeting.

Universal Proxy

In addition to satisfying the foregoing requirements under the Company’s bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than January 12, 2025.

Mailing Instructions

In each case, proposals should be delivered to 1405 Pioneer Street, Brea, California 92821, Attention: Secretary. To avoid controversy and establish timely receipt by us, it is suggested that stockholders send their proposals by certified mail return receipt requested.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at www.sec.gov.

This Proxy Statement describes the material elements of relevant contracts, exhibits and other information attached as annexes to this Proxy Statement. Information and statements contained in this Proxy Statement are qualified in all respects by reference to the copy of the relevant contract or other document included as an annex to this document.

You may obtain additional copies of this Proxy Statement, at no cost, and you may ask any questions you may have about any proposal by contacting us at the following address or telephone number:

Mullen Automotive Inc.
Attn: Stockholder Relations
1405 Pioneer Street,
Brea, California 92821
Tel: (714) 613-1900

You may also obtain, at no cost, copies of the proxy material by requesting them in writing or by telephone from the Company’s proxy solicitation agent by sending an email or by telephone:

Kingsdale Advisors

North American Toll-Free Phone Number: +1-855-746-6002

Email: contactus@kingsdaleadvisors.com

Call Collect or Text Outside North America: +1-646-741-5795

STOCKHOLDER COMMUNICATION WITH OUR BOARD OF DIRECTORS

Stockholders who wish to contact any of our directors either individually or as a group may do so by writing to them c/o Stockholder Relations, Mullen Automotive Inc., 1405 Pioneer Street, Brea, California 92821, or by telephone at (714) 613-1900 specifying whether the communication is directed to the entire Board or to a particular director. Your letter should indicate that you are a Mullen Automotive Inc. stockholder. Letters from stockholders are screened, which includes filtering out improper or irrelevant topics, and depending on subject matter, will be forwarded to (i) the director(s) to whom addressed or appropriate management personnel, or (ii) not forwarded.

OTHER BUSINESS

As of the date of this proxy statement, the Board does not intend to present at the Special Meeting of Stockholders any matters other than those described herein and does not presently know of any matters that will be presented by other parties.

By order of the Board of Directors

David Michery
Chief Executive Officer

Dated: [__], 2025
Brea, California

Appendix A

[PROPOSED]
CERTIFICATE OF AMENDMENT
OF
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
MULLEN AUTOMOTIVE INC.
(a Delaware corporation)

MULLEN AUTOMOTIVE INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST: The name of the Corporation is Mullen Automotive Inc. The original Certificate of Incorporation of the Corporation was filed on October 2, 2012. The Second Amended and Restated Certificate of Incorporation of the Corporation was filed on November 5, 2021 and amended on March 8, 2022, July 26, 2022, September 19, 2022, October 17, 2022, November 14, 2022, January 30, 2023, May 3, 2023, August 11, 2023, December 20, 2023, May 1, 2024, May 31, 2024, September 13, 2024, February 14, 2025, April 10, 2025 and May 30, 2025 (collectively, the “Current Certificate”).

SECOND: Pursuant to Section 242(b) of the Delaware General Corporation Law (the “DGCL”) the Board of Directors of the Corporation has duly adopted, and the outstanding stock entitled to vote thereon, have approved the amendments to the Current Certificate set forth in this Certificate of Amendment.

THIRD: Pursuant to Section 242 of the DGCL, Section A of Article III of the Current Certificate is hereby amended and restated as follows:

A. (I) Classes of Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, common stock and preferred stock. The total number of shares that this corporation is authorized to issue is Five Billion Five Hundred Million (5,500,000,000). The total number of shares of common stock authorized to be issued is Five Billion (5,000,000,000), par value $0.001 per share (the “Common Stock”). The total number of shares of preferred stock authorized to be issued is Five Hundred Million (500,000,000), par value $0.001 per share (the “Preferred Stock”), of which Two Hundred Thousand (200,000) shares are designated as “Series A Preferred Stock”, Twelve Million (11,000,000) shares are designated as “Series B Preferred Stock”, Forty Million (40,000,000) shares are designated as “Series C Preferred Stock”, Four Hundred Thirty-Seven Million Five Hundred Thousand One (437,500,001) shares are designated as “Series D Preferred Stock” and Seventy Six Thousand Nine Hundred Fifty (76,950) shares are designated as “Series E Preferred Stock.”

(II) Reverse Stock Split. Upon the effectiveness of the certificate of amendment first inserting this paragraph (II) (the “Effective Time”), each [two (2)] to [two hundred fifty (250)] shares of Common Stock outstanding immediately prior to the Effective Time shall be automatically combined into (1) outstanding share of Common Stock of the corporation, without any further action by the corporation or the holder thereof, the exact ratio within the [2] to [250] range to be determined by the Board of Directors of the corporation prior to the Effective Time and publicly announced by the corporation. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to any elimination of fractional share interests.

FOURTH: On [●], 202[●], the Board of Directors of the Corporation determined that each [●] shares of the Corporation’s Common Stock, par value $0.001 per share, outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, par value $0.001 per share. The Corporation publicly announced this ratio on [●], 202[●].

FIFTH: This certificate of amendment shall become effective at 4:30 p.m. (local time in Wilmington, Delaware) on [●], 202[●].

[Remainder of Page Intentionally Left Blank]

A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this [●] day of [●], 202[●], and the foregoing facts stated herein are true and correct.

By

Name:	David Michery
Title:	Chief Executive Officer, President

A-2

SCAN TO VIEW MATERIALS & VOTE MULLEN AUTOMOTIVE INC. 1405 PIONEER STREET BREA, CALIFORNIA 92821 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on July 14, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/MULN2025SM3 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on July 14, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V75349-S14782 KEEP THIS PORTION FOR YOUR RECORDS MULLEN AUTOMOTIVE INC. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following proposals: For Against Abstain To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of common stock pursuant to senior secured convertible notes and related warrants, and any future adjustments of the conversion price of the notes and exercise price of the warrants, purchased pursuant to the $1.6M Securities Purchase Agreement, including additional investment rights, in excess of the 19.99% share cap contained therein; o o o To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of common stock pursuant to senior secured convertible notes and related warrants, and any future adjustments of the conversion price of the notes and exercise price of the warrants, purchased pursuant to the $11M Securities Purchase Agreement, including additional investment rights, in excess of the 19.99% share cap contained therein; o o o To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of common stock pursuant to senior secured convertible notes and related warrants, and any future adjustments of the conversion price of the notes and exercise price of the warrants, purchased pursuant to the $2.8M Securities Purchase Agreement, including additional investment rights, in excess of the 19.99% share cap contained therein; o o o To approve an amendment of the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s outstanding common stock at an exchange ratio between 1-for-2 to 1-for-250, as determined by the Company’s Board of Directors; o o o To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of up to $20 million of shares of common stock pursuant to the exemption from registration set forth in Section 3(a)(10) of the Securities Act; o o o To approve an amendment to the 2022 Equity Incentive Plan for the adoption of an automatic quarterly increase in the shares of common stock available for issuance under the 2022 Plan; o o o To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of common stock upon exercise of Additional Warrants, as amended by Amendment No. 1 to the Securities Purchase Agreement dated May 14, 2024; and o o o To approve the adjournment of the Special Meeting from time to time, to a later date or dates, if necessary or appropriate, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing proposal, in the event the Company does not receive the requisite stockholder vote to approve such proposal or establish a quorum. o o o NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. V75350-S14782

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. V75350-S14782

MULLEN AUTOMOTIVE INC. Special Meeting of Stockholders July 15, 2025 at 9:30 AM ET This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) David Michery and Mary Winter, and either of them, as proxies, each with full power of substitution and revocation, and hereby authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of Common and/or Preferred Stock of MULLEN AUTOMOTIVE INC. that the undersigned is/are entitled to vote at the Special Meeting of stockholder(s) to be held at 9:30 AM, ET on Tuesday July 15, 2025, and any adjournment or postponement thereof, to be held via live audiocast at www.virtualshareholdermeeting.com/MULN2025SM3. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR Proposals 1 through 8. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE Continued and to be signed on reverse side